UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

VERSANT CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July   , 2005

To Our Shareholders:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Versant Corporation to be held at Versant’s executive offices at 6539 Dumbarton Circle, Fremont, California 94555 USA, on Monday, August 22, 2005, at 10:00 a.m. Pacific Time.

The matters expected to be acted upon at the meeting are described in detail in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that you use this opportunity to take part in Versant’s affairs by voting on the business to come before this meeting. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,
/s/ JOCHEN WITTE
Jochen Witte
President, Chief Executive Officer and Chief Financial Officer

VERSANT COPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 22, 2005 at 10:00 a.m.

To the Shareholders of Versant Corporation:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Versant Corporation, a California corporation (“Versant” or “The Company”), will be held on Monday, August 22, 2005, at 10:00 a.m., local time, at Versant’s principal executive offices at 6539 Dumbarton Circle, Fremont, CA 94555 for the following purposes:

1.                 To elect five (5) directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been duly elected and qualified or until his earlier resignation or removal. The Company’s board of directors intends to present the following nominees for election as directors:

Uday Bellary
William Henry Delevati
Herbert May
Jochen Witte
Bernhard Woebker

2.                 To consider and vote upon a proposal to amend Versant’s articles of incorporation to effect a 1-for-[10] reverse split of Versant’s Common Stock and to reduce the number of authorized shares of each class and series of Versant’s capital stock in proportion to the reverse split;

3.                 To consider and vote upon a proposal to approve the adoption of the Company’s 2005 Equity Incentive Plan to replace the Company’s 1996 Equity Incentive Plan;

4.                 To consider and vote upon a proposal to approve the adoption of the Company’s 2005 Directors Stock Option Plan to replace the Company’s 1996 Directors Stock Option Plan;

5.                 To consider and vote upon a proposal to approve the adoption of the Company’s 2005 Employee Stock Purchase Plan to replace the Company’s 1996 Employee Stock Purchase Plan;

6.                 To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2005; and

7.                 To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on July 6, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof.

All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

By order of the Board of Directors
/s/ JOCHEN WITTE
Jochen Witte
President, Chief Executive Officer and Chief Financial Officer
Fremont, California
July , 2005

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE
REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS
POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE
REPRESENTED AT THE MEETING.

VERSANT CORPORATION

PROXY STATEMENT FOR THE
2005 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time and Place of the Meeting

The enclosed Proxy is solicited on behalf of the board of directors of Versant Corporation, a California corporation (“Versant” or “The Company”), for use at the Annual Meeting of Shareholders to be held on Monday, August 22, 2005, at 10:00 a.m. Pacific Time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Versant’s principal executive offices at 6539 Dumbarton Circle, Fremont, California 94555. The telephone number at that location is (510) 789-1500.

This proxy statement, the enclosed form of Proxy, and the Company’s Annual Report to Shareholders for the fiscal year ended October 31, 2004 were first mailed or delivered to shareholders on or about July 21, 2005.

Record Date, Outstanding Shares and Quorum

Holders of record of the Company’s Common Stock at the close of business on July 6, 2005 (the ”Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 35,608,793 shares of Common Stock outstanding and entitled to vote. The presence at the Annual Meeting in person or by proxy of holders of a majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business.

Voting

Holders of Common Stock are entitled to one vote for each share held as of the Record Date; except that, in the election of directors, subject to certain conditions explained below, each shareholder may potentially be entitled to cumulative voting rights as explained below.

In the event that a broker, bank, custodian, nominee or other record holder of the Company’s Common Stock indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), then those shares will not be considered entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

Under Proposal No. 1, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting that are voted on the election of directors. With respect to the election of directors, each shareholder may potentially be entitled to exercise cumulative voting rights—which entitle a shareholder to cast a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected (five). Under cumulative voting, a shareholder may cast these votes all for a single candidate or may distribute the votes on the same principle among any or all of the candidates as the shareholder sees fit. However, no shareholder will be entitled to cumulate votes for any candidate unless that candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. If any one shareholder has given such notice, then all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Company’s board of directors (the

“Board”) if any shareholder gives notice of such shareholder’s intention to exercise the right to cumulative voting as described above. In that event, the holders of Proxies solicited by this Proxy Statement may allocate the votes represented by Proxies held by such holders among the nominees of the Board as determined in the Proxy holders’ sole discretion and the Board will instruct the Proxy holders to vote all shares represented by Proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board that may be elected with the votes held by the Proxy holders.

Approval of Proposal No. 2, regarding the proposed amendment of Versant’s Articles of Incorporation to effect a 1-for-[10] reverse stock split and to reduce the number of authorized shares of the Company’s capital stock in proportion to such reverse stock split, requires the affirmative approval of a majority of all Versant’s outstanding shares of common stock, voting together as a single class. Abstentions and broker non-votes on this proposal will have the same effect as a vote “AGAINST” this proposal for purposes of determining whether it has been approved, and thus will affect the outcome of the vote.

Approval of Proposals Nos. 3 through 6 (regarding approval of adoption of the Company’s 2005 Equity Incentive Plan, approval of adoption of the Company’s 2005 Directors Stock Option Plan, approval of adoption of the Company’s 2005 Employee Stock Purchase Plan and ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s 2005 fiscal year, respectively) each require the affirmative vote of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and voting on the proposal, provided that the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote “for” or “against” Proposals Nos. 3 through 6. However, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

The inspector of elections appointed for the Annual Meeting will tabulate all votes. Approval of each of the Company’s proposals requires that a quorum be present at the Annual Meeting.

If the beneficial owner of shares that are held of record by a broker does not give instructions to the broker as to how to vote the shares, the broker has authority under stock market rules to vote those shares for or against “routine” matters, such as the proposal regarding election of directors. Where a matter is not considered routine, such as Proposals Nos. 3 through 5 to approve the adoption of the Company’s 2005 Equity Incentive Plan, 2005 Directors Stock Option Plan and 2005 Employee Stock Purchase Plan, the shares held by the broker will not be voted without specific instruction from the beneficial holder of the shares.

Solicitation and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this Proxy Statement that is not revoked will be voted (i) ”FOR” the election to the board of directors of each of the nominees set forth herein, (ii) ”FOR” the amendment of the Company’s articles of incorporation to effect a reverse split of Versant’s Common Stock at a ratio of 1-for-[10] and to decrease the number of authorized shares of the Company’s Common Stock, Series A Preferred Stock and undesignated Preferred Stock; (iii) “FOR” approval of the adoption of the Company’s 2005 Equity Incentive Plan, (iv) “FOR” approval of the adoption of the Company’s 2005 Directors Stock Option Plan, (v) “FOR” approval of adoption of the Company’s 2005 Employee Stock Purchase Plan, (vi) “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s registered public accounting firm, and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment thereof. If cumulative voting rights are exercised with respect to the election of directors at the Annual Meeting, then the holders of properly executed and returned proxies will be entitled to cumulate and allocate the votes represented by Proxies held by such holders in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board as described above.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as Proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of Proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.

The Company will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the Proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s Common Stock request authority for the exercise of Proxies. In such cases, the Company, upon the request of such record holders, will reimburse such holders for their reasonable expenses in doing so. Following the original mailing of the Proxies and other soliciting materials, Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone, electronic means or mail.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked (i) by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in peron (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy). Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.

Any written notice of revocation or subsequent Proxy should be delivered to the following address:

Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555
Attention: Secretary

or hand-delivered to the Secretary of Versant at or before the taking of the vote at the Annual Meeting.

SUMMARY OF PROPOSALS

Versant’s board of directors has included six proposals on the agenda for our Annual Meeting. The following is a brief summary of the matters to be considered and voted upon by our shareholders.

1.                 Election of Directors

Our board of directors currently consists of five (5) directors. The first proposal on the agenda is the election of five (5) directors, each to serve until our 2006 annual meeting of shareholders and until his successor has been duly elected and qualified or until his earlier resignation or removal. Additional information about the election of directors and a brief biography of each nominee begins on page 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

2.                 Approval of Amendment of the Company’s Articles of Incorporation to Effect a 1-for-[10] Reverse Split of the Company’s Common Stock and to reduce the number of authorized shares of each class and series of the Company’s capital stock in proportion to the ratio of such Reverse Stock Split.

The second proposal on the agenda for our Annual Meeting is to approve the amendment of the Company’s articles of incorporation to effect a reverse split of Versant’s Common Stock at an exchange ratio of 1-for-[10], and to reduce the number of authorized shares of the Company’s Common Stock, Series A Preferred Stock and undesignated Preferred Stock in proportion to the ratio of such reverse stock split. Additional information about this proposal begins on page 14.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AT AN EXCHANGE RATIO OF 1-FOR [10] AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF EACH CLASS AND SERIES OF THE COMPANY’S CAPITAL STOCK IN PROPORTION TO SUCH REVERSE STOCK SPLIT.

3.                 Approval of Adoption of the Company’s 2005 Equity Incentive Plan to replace the Company’s 1996 Equity Incentive Plan

The third proposal is to approve the adoption of the Company’s 2005 Equity Incentive Plan. More information about this proposal begins on page 20.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ADOPTION OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.

4.                 Approval of Adoption of the Company’s 2005 Directors Stock Option Plan to replace the Company’s 1996 Directors Stock Option Plan

The fourth proposal is to approve the adoption of the Company’s 2005 Directors Stock Option Plan. More information about this proposal begins on page 28.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ADOPTION OF THE COMPANY’S 2005 DIRECTORS STOCK OPTION PLAN.

5.                 Approval of Adoption of the Company’s 2005 Employee Stock Purchase Plan to replace the Company’s 1996 Employee Stock Option Plan

The fifth proposal is to approve the adoption of the Company’s 2005 Employee Stock Purchase Plan. More information about this proposal begins on page 36.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ADOPTION OF THE COMPANY’S 2005 EMPLOYEE STOCK PURCHASE PLAN.

6.                 Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The sixth proposal is to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2005. More information about this proposal begins on page 43.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Other Matters

Other than the proposals listed above, our board of directors does not presently intend to present any other matters to be voted on at the Annual Meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on these other matters.

Note Regarding References to Shares

This Proxy Statement includes a proposal (in Proposal No. 2) to approve a 1-for-[10] reverse split of the Company’s outstanding shares of Common Stock. However, unless otherwise expressly noted in this Proxy Statement, all references in this Proxy Statement to numbers of shares of the Company’s outstanding or authorized Common Stock or other capital stock, or to any prices or values per share of any capital stock of the Company, do not give effect to the proposed reverse stock split.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, shareholders will elect five (5) directors, each to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. Shares represented by the accompanying Proxy will be voted for the election of the five nominees (recommended by the board of directors) who are named in the following table, unless the Proxy is marked in such a manner as to withhold authority to so vote. Each of the nominees is currently a director of Versant.

Versant has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the Proxy may be voted for such substitute nominee as the persons appointed in the Proxy may in their discretion determine.

The following table sets forth certain information concerning the nominees, which information is based on data furnished to Versant by the nominees:

Name of Director	Age	Principal Occupation	Director Since
Uday Bellary(1)(2)(3)	50	Executive Vice President, Finance, Administration and Operations and Chief Financial Officer of VL, Inc. and Chief Financial Officer of Atrica, Inc.	2003
William Henry Delevati(1)(2)(3)	56	Chairman of the Board	1999
Herbert May(1)(2)(3)	55	Consultant	2004
Jochen Witte	44	President, Chief Executive Officer	2004
Bernhard Woebker	55	Consultant	2005

(1)          Member of Audit Committee

(2)          Member of Compensation Committee.

(3)          Member of Nominating Committee.

Uday Bellary has served as a director of the Company and as the Chairman of the Audit Committee of the board of directors since July 2003 and is also a member of the Compensation and Nominating Committees. Since April 2005, Mr. Bellary has served part-time as CFO of Atrica, Inc., a privately held optical Ethernet company. Since September 2003, Mr. Bellary has served part-time as Executive Vice President, Finance, Administration and Operations and Chief Financial Officer of VL, Inc., a privately held VoIP services company, and as a member of its board of directors. Mr. Bellary has also been a member of the board of directors of Backweb Technologies Ltd since July 2004. From February 2000 to August 2003, he served as the Senior Vice President, Finance & Administration and Chief Financial Officer of Metro Optix, Inc., a privately held provider of optical networking equipment, which, to satisfy its liabilities, disposed of its intellectual property and other assets to Xtera Communications and ceased operations in August of 2003. From September 1997 to October 1999, he served as Vice President of Finance and Chief Financial Officer of MMC Networks, Inc., a publicly traded manufacturer of data networking processors that was acquired by Applied Micro Circuits Corporation in October 2000. Between February 1997 and September 1997, Mr. Bellary was Vice President, Finance & Administration and Chief Financial Officer of DTM Corporation, a manufacturer of computer-driven laser systems for industrial prototyping. Prior to that he held various positions at Cirrus Logic, Inc., a semiconductor company, most recently as the Director of Finance, and prior to that he served in various roles in international finance, accounting and audit departments of Intel Corporation, a semiconductor company. Mr. Bellary holds a

B.S. degree in Finance, Accounting and Economics from Karnatak University, India and a DMA degree in Finance. Mr. Bellary is a CPA and also a Chartered Accountant.

William Henry Delevati became the Chairman of the Board in June 2005. Mr. Delevati has served as a director of the Company since October 1999 and is currently the Chairman of the Nominating Committee and a member of the Audit and Compensation Committees. Mr. Delevati has served as a consultant to various companies located in the Silicon Valley area since April 2000. From October 1999 to April 2000, Mr. Delevati served as the Senior Vice President, Information Technology and Chief Information Officer of Aspect Technology, an automated call device company. From November 1995 to April 1999, Mr. Delevati served as Vice President of Worldwide Information Services for Quantum Corporation, a storage device company. From April 1995 to November 1995, he was Chief Information Officer, Senior Vice President of MIS for Conner Peripherals, a storage device company. From September 1994 to April 1995, he was Chief Information Officer, Vice President of Worldwide MIS for Borland Corporation, a software tools company. From September 1993 to September 1994, he was Chief Information Officer, Vice President of Worldwide MIS for Logitech, a computer peripheral device company. From December 1987 to September 1993, he was Director of Application Development and Global Information Resources for Sun Microsystems, Inc. Mr. Delevati received a Bachelor of Science degree in Operations Research from Arizona State University in 1974.

Dr. Herbert May has served as a director of the Company since March 2004 and is currently the Chairman of the Compensation Committee and a member of the Audit and Nominating Committees of the board of directors. From November 2000 to March 2004 he served as Chairman of the board of directors of Poet Holdings, Inc. In addition, Dr. May served as a member of both the Audit Committee and the Compensation Committee of Poet Holdings, Inc. Dr. May has held several leading positions at Alcatel in both Stuttgart and Paris. His last position at Alcatel was Head of the Office of Communication Division. From February 1994 to September 1995, Dr. May, acting in the position of Spokesman for the Management Board, took a leading role as CEO in establishing DeTeSystems, a German wholly owned subsidiary of Deutsche Telekom AG that provides system solutions for telecommunications services to significant accounts in Germany. In 1995, he was appointed to the Board of Management of Deutsche Telekom AG, where he was responsible for large business customers, multimedia and systems solutions until May 1998. Currently, Dr. May manages his own consulting and investment company and is a member of the advisory boards of several IT and Multimedia companies. He currently serves on the board of directors of InfoVista S.A., a publicly held French company that provides software products that monitor and analyze the performance of corporate IT infrastructures.

Jochen Witte became the Company’s President, Chief Executive Officer and Chief Financial Officer in June 2005. Previously, Mr. Witte has served as President, European Operations since joining the Company in March 2004 following the Company’s merger with Poet Holdings, Inc. Mr. Witte is a member of Versant’s board of directors as well as being responsible for Versant’s European operations. Most recently, Mr. Witte was the CEO of Poet Holdings Inc., which he co-founded in 1993. He initially worked as the Managing Director of Germany and became Poet’s Chief Financial Officer in 1999 when Poet went public. Prior to working with Poet, Mr. Witte was with BKS Software, where he rose to Managing Director after beginning with responsibility for sales and training. Mr. Witte received a degree in Business Administration from the Berlin Technical University and also attended the University of Wales as an exchange student.

Bernhard Woebker has served as a director of the Company since June 2005. Mr. Woebker was previously a director of the Company from June 1999 until the Company’s merger with Poet Holdings, Inc. in March 2004. Since late 1999, Mr. Woebker has been a consultant to various investment banking and venture capital firms in Europe and the United States. From January 1999 until July 2001, he served as Executive Vice President of the Company and from March 1997 until January 1999 he served as the Company’s Vice President and General Manager Europe. From 1994 to March 1997, he was President of

Versant Object Technology GmbH, an independently-owned distributorship for Versant products in Europe that was acquired by the Company in March 1997. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp. and Siemens Nixdorf Informationssysteme AG, all information technology companies, including President and CEO of Nixdorf Computer Engineering Corp. in Boston, Massachusetts from 1986 to 1989. Mr. Woebker has also served as Senior Vice President, Pyramid Technology Corp./Europe and as Vice President, NeXT Computer, Inc./Europe. Mr. Woebker received a Masters of Science degree in Mathematics and Computer Science from the University of Hannover in 1973.

There is no family relationship between any of the foregoing directors or between any of such directors and any of the Company’s executive officers.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING SLATE OF NOMINEES AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Director Independence

The Board has determined that, except for Mr. Witte and Mr. Woebker, each member of the Company’s board of directors qualifies as an independent director under the rules of The Nasdaq Stock Market. Mr. Witte is not considered independent because he serves as an executive officer and employee of the Company.

Board of Directors Meetings and Committees

During fiscal 2004, the Board held ten meetings, including telephone conference meetings, and took two actions by written consent. The three standing committees of the Board are the Audit Committee, Compensation Committee and Nominating Committee. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company strongly encourages the members of the Board to attend the Company’s annual meetings of shareholders. All members of the Board attended the 2004 annual meeting of shareholders, except Mr. Woebker, who was not a member of the Board at the time of the 2004 annual meeting of shareholders.

Audit Committee.   Messrs. Bellary, Delevati, and May are the current members of the Audit Committee. Dr. May has served on the Audit Committee since May 2004. Messrs. Shyam Rangole and Daniel Roberts were members of the Audit Committee from the beginning of fiscal year 2004 until they resigned from the board of directors in connection with the completion of the Company’s business combination with Poet Holdings, Inc. in March 2004. Mr. Bellary was elected as Chairman of the Audit Committee in July 2003. The board of directors has determined that Mr. Bellary is the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee met eight times and took one action by written consent during fiscal 2004. The principal responsibilities of the Audit Committee are as follows:

•       overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•       overseeing the Company’s relationship with its independent registered public accounting firm and evaluating that firm’s independence and performance; and

•       facilitating communication among the Company’s independent auditors, the Company’s financial and senior management and the Board.

The board of directors has adopted a written charter for the Audit Committee. Each current member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and listing standards of The Nasdaq Stock Market. The Audit Committee charter has not been amended since it was last filed as an appendix to the proxy statement filed by the Company on June 26, 2003. The foregoing information in this paragraph is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”) by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Compensation Committee.   Messrs. May, Bellary, and Delevati are the current members of the Compensation Committee. Dr. May has served on the Compensation Committee since May 2004 and is currently the Chairman of this committee. Mr. Daniel Roberts was a member of the Compensation Committee from the beginning of fiscal year 2004 until he resigned from the board of directors in connection with the completion of the Company’s business combination with Poet Holdings, Inc. in March 2004. The Compensation Committee met four times during fiscal 2004. The principal responsibilities of the Compensation Committee are as follows:

•       reviewing the performance of executive officers, including the Chief Executive Officer, and determining, or recommending to the Board, their compensation, including salary, bonus awards and major perquisites;

•       reviewing and approving compensation ranges for non-officer employees;

•       reviewing and submitting to the Board for approval of any major compensation and benefits programs and plans, such as stock option, stock purchase, 401(k) and bonus plans, and the amendments thereto;

•       administering the Company’s 1996 Equity Incentive Plan and approving and authorizing option grants pursuant thereto and administering the Company’s 1996 Employee Stock Purchase Plan; and

•       preparing a report to shareholders on compensation policy for inclusion in the Company’s proxy statement.

The Compensation Committee does not currently have a formal charter.

Nominating Committee.   Messrs. Delevati, Bellary, and May are the current members of the Nominating Committee. Messrs. Bellary and May have served on the Nominating Committee since May 2004. Mr. Delevati is the Chairman of the Nominating Committee. Messrs. Shyam Rangole and Daniel Roberts were members of the Nominating Committee from the beginning of fiscal year 2004 until they resigned from the board of directors in connection with the completion of the Company’s business combination with Poet Holdings, Inc. in March 2004. Each current member of the Nominating Committee is an “independent director” as defined in the listing standards of The Nasdaq Stock Market. The Nominating Committee met four times in fiscal 2004. The principal responsibilities of the Nominating Committee are as follows:

•       making recommendations to the Board regarding the structure and composition of the Board and its committees; and

•       identifying, considering and recommending candidates for membership on the Board.

The Nominating Committee does not currently have a formal charter.

Director Nomination Process

Consideration of Director Nominees

The selection of nominees for election or appointment to the Board will be the responsibility of the Company’s Board. The Nominating Committee will evaluate and recommend candidates for election or appointment to the Board, and the Board will consider the recommendations of the Nominating Committee. The Nominating Committee considers candidates for election to the Board who are suggested by members of the Board, the Company’s executive officers, shareholders and others. When it deems appropriate, the Nominating Committee may also retain third-party recruiters to assist the Committee in identifying and evaluating candidates. No fee was paid to any third party to identify or evaluate any nominee for election to the Board at the Meeting.

Evaluation and Qualification of Directors

The Nominating Committee will assess each candidate’s experience and skills against the qualifications described below, the then-current composition and size of the Board and the Committee’s determination of the Company’s needs. The Nominating Committee has not established any specific minimum qualifications for Committee-nominated candidates, but believes that nominees for the Board must possess strong personal ethics, an appreciation of directors’ responsibilities, business skills, experience in exercising judgment, and the ability and willingness to devote adequate time to service on the Board. The Nominating Committee will review various factors in assessing candidates, including but not limited to the candidate’s integrity, independence, business experience, judgment, demonstrated leadership skills, technical background, familiarity with the Company’s industry and knowledge of accounting and financial matters. The Nominating Committee will also consider the candidate’s other commitments and the extent to which the candidate possesses specific skills that are complementary to those of other directors. In evaluating potential candidates the Nominating Committee will ordinarily review a candidate’s background in a manner and to the extent it deems appropriate. The Committee will also conduct and arrange for interviews of the candidate by members of the Board, whose opinions will be considered by the Nominating Committee. Potential nominees suggested by shareholders who comply with the procedures described below under “Shareholder Recommendations” will be evaluated by the Nominating Committee on the same basis as other potential nominees. However, in fiscal 2004, the Company did not receive any recommendations of nominees from shareholders.

Shareholder Recommendations

The Nominating Committee will consider suggestions of nominees that are timely submitted by shareholders who accompany their suggestion with delivery of the written materials described below. These recommendations and written materials must be delivered to the Company, addressed to the Nominating Committee at the Company’s principal offices as provided below. To be timely, these written materials must be submitted to the Company within the time permitted for submission of a shareholder proposal for inclusion in the Company’s proxy statement for its annual meeting of shareholders.

The written materials that a shareholder must submit to recommend or suggest a nominee are: (1) the name(s) and address(es) of the shareholder(s) making the recommendation and the amount of the Company’s securities which are owned beneficially and of record by such shareholder(s); (2) appropriate biographical information about the recommended nominee (including a business address and a telephone number) and a statement as to the recommended individual’s qualifications, with a focus on the criteria described above; and (3) any material interest of the shareholder(s) in the nomination.

Any shareholder(s) proposals for nominations would be considered by the Nominating Committee and should be addressed as follows:

The Chairman of the Nominating Committee
c/o Secretary
Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555 USA

Shareholder Communications to the Board of Directors

Shareholders of the Company many communicate with the Company’s board of directors through the Company’s Secretary by sending an email to directors@Versant.com or by writing to the following address:

Board of Directors
c/o Secretary
Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555 USA

The Company’s Secretary will forward the correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, to the appropriate destinations within the Company for review and possible response.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, and all other employees of the Company. The Code of Conduct and Ethics is intended to provide our employees, officers and directors with an understanding of how Versant does business. The Code of Conduct and Ethics is posted on the Investor Relations section of the Company’s website at www.versant.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of this Code of Conduct and Ethics by posting such information on the Investor Relations section of the Company’s website at www.versant.com.

Director Compensation

Prior to the Poet merger, directors of Versant generally did not receive cash compensation for their services as directors but were reimbursed for their reasonable expenses in attending meetings of the board of directors; except for Mr. Bellary, who, as the Chairman of the Audit Committee, was paid a fee at the rate of $7,500 per year for his services. However, effective pursuant to agreements reached in connection with its acquisition of Poet, after consummation of the Poet merger in March 2004, Versant began paying its “Outside Directors” cash compensation for their services as directors at a rate of $25,000 per annum; provided that since August 17, 2004 (the date of Versant’s 2004 annual meeting of shareholders), the amount of compensation paid by Versant to its Outside Directors is determined by Versant’s board of directors or a committee of the Company’s board of directors authorized to make such determination. For this purpose, an “Outside Director” means an individual who, at the time in question: (i) is not an employee of the Company or any of its subsidiaries; (ii) is not a beneficial owner of 5% or more of the Company’s outstanding voting shares and (iii) is not an affiliate of any beneficial owner of 5% or more of the Company’s outstanding voting shares.

The Company has entered into a consulting arrangement with Mr. Woebker. Under the arrangement the Company compensates Mr. Woebker with a monthly fee of $5,000 plus reimbursement for all travel expenses related to the consulting activities on behalf of the Company.

In February 2004, the Company paid Mr. Woebker a director’s fee of $50,000 for his services as Chairman of the Strategic Opportunities Committee of the Board.

Directors who are not employees of Versant are entitled to participate in the 1996 Directors Stock Option Plan (the “1996 Directors Plan”). The purpose of the 1996 Directors Plan is to provide incentive for members of the board of directors who are not also employees of Versant or any parent, subsidiary or affiliate of Versant by providing them an opportunity to purchase shares of Versant Common Stock. The 1996 Directors Plan provides for each non-employee director to receive an option to purchase 40,000 shares of Versant Common Stock upon initially joining the board of directors and an additional option to purchase 20,000 shares of Versant Common Stock each year on the anniversary of the initial grant to such non-employee director, as long as the director continues to serve on the board of directors. The 2005 Directors Stock Option Plan, the approval of which is the subject of one of the proposals for the Annual Meeting, would replace the 1996 Directors Plan.

During fiscal 2004, the following option grants were made to the Company’s directors pursuant to the 1996 Directors Plan.

			Number	Exercise Price
Non-Employee Director	Date of Grant	Type of Grant	of Shares	Per Share
Uday Bellary	07/30/04	Succeeding	20,000	$1.02
Daniel Roberts	—	—	—	—
Bernhard Woebker	—	—	—	—
Shyam Rangole	—	—	—	—
William Henry Delevati	10/21/04	Succeeding	20,000	$0.75
Sateesh B. Lele	02/19/04	Succeeding	20,000	$2.16
Herbert May	—	—	—	—

Grants of options under the 1996 Directors Plan are immediately exercisable and vest as to 50% of the total underlying shares on each of the two anniversaries following the date of grant so long as the applicable recipients of such grants continue to serve as directors or consultants to the Company.

In addition, at the time of Versant’s merger with Poet, Versant assumed certain options of Poet, including (1) options to purchase 56,000, 14,000, 14,000 and 28,000 shares of Versant Common Stock at per share exercise prices of $0.51, $0.55, $1.04 and $12.22, respectively, granted to Herbert May under a Poet option plan, and (2) options to purchase 280,000 shares of Versant Common Stock granted to Jochen Witte under Poet’s option plans.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2004 were Messrs. Delevati, Roberts, Bellary, and Dr. May. Mr. Roberts resigned from the Company’s Board in connection with the merger with Poet in March 2004, and Mr. Bellary and Dr. May were elected to the Compensation Committee in May 2004. Mr. Delevati served as a member of the Compensation Committee throughout fiscal 2004. None of the members of the Compensation Committee during fiscal 2004 had ever been an officer or employee of the Company or any of its subsidiaries. During fiscal 2004, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving on the Company’s Board or Compensation Committee.

Under the merger agreement with Poet, the Company agreed to appoint Dr. May, who was a director of Poet prior to the merger, to serve on the board of directors of Versant and Poet following the merger. Pursuant to the merger agreement, Versant agreed to assume and perform the obligations of Poet, subject to certain exceptions, under any indemnification agreements that existed as of the date of the merger agreement with any individual who was an executive officer or director of Poet as of that date, including any indemnification agreement with Dr. May.

Upon completion of the merger, the Company assumed all outstanding Poet stock options, including options to purchase 112,000 shares of Versant common stock held by Dr. May.

As described under “Director Compensation” above, pursuant to agreements reached in connection with its acquisition of Poet, after consummation of the Poet merger in March 2004, the Company began paying its “Outside Directors” cash compensation for their services as directors at the rate of $25,000 per annum, and agreed to do so from the effective time of the merger in March 2004 until the date of its 2004 annual meeting of shareholders, which took place on August 17, 2004.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-[10] REVERSE SPLIT OF THE COMMON STOCK AND REDUCE THE NUMBER OF AUTHORIZED SHARES OF EACH CLASS AND SERIES OF THE COMPANY’S CAPITAL STOCK IN PROPORTION TO THE REVERSE SPLIT.

Versant’s board of directors has unanimously approved an amendment to Versant’s Amended and Restated Articles of Incorporation (the “Amendment”) to effect a 1-for-[10] reverse split of the outstanding shares of Versant’s Common Stock (the “Reverse Stock Split”) and proportionally reduce the number of authorized shares of Versant’s Common Stock, Series A Preferred Stock and undesignated Preferred Stock in the same ratio as the Reverse Stock Split (the “Authorized Share Reduction”). A copy of the text of the proposed Amendment is attached as Exhibit A.

Background; Purpose of Amendment

Versant’s Common Stock is quoted on the Nasdaq SmallCap Market and the listing of our Common Stock on that market is conditioned on our satisfaction of Nasdaq’s continued listing requirements. Currently we do not comply with a Nasdaq SmallCap Market listing condition which requires our Common Stock to have a minimum bid price of at least $1.00 per share (the “$1.00 minimum price requirement”). We have received formal notices from Nasdaq of our non-compliance with this listing condition, including a most recent notification in March 2005 which stated that, to avoid having our Common Stock delisted from the Nasdaq SmallCap Market, we must regain compliance with the $1.00 minimum price requirement by September 12, 2005. The market price of our Common Stock has been below $1.00 per share since late December 2004 and currently remains significantly below $1.00 per share as of the date of this Proxy Statement. Consequently, to date the Company has been unable to regain compliance with the $1.00 minimum price requirement and there is a significant risk that our Common Stock will cease to qualify for listing on the Nasdaq SmallCap Market. If our Common Stock is delisted from trading on the Nasdaq SmallCap Market, then the market for our Common Stock, and the ability of our shareholders to trade our shares and obtain liquidity and fair market prices for their shares may be significantly impaired and the market price of Versant’s Common Stock might decline significantly.

To regain compliance with the $1.00 minimum price requirement, our Common Stock must have a $1.00 or greater minimum bid price for a minimum of least ten consecutive trading days, or possibly longer as may be required by Nasdaq pursuant to its Marketplace Rules. The Board believes that implementation of the Reverse Stock Split may be the most effective means of achieving compliance with the $1.00 minimum price requirement by our compliance deadline of September 12, 2005. Thus, the principal purpose of the Amendment is to afford the Company an improved opportunity to avoid the delisting of our Common Stock from the Nasdaq SmallCap Market.

The Authorized Share Reduction will reduce the number of the authorized shares of each class and series of the Company’s capital stock in proportion to the ratio of the Reverse Stock Split. If the Authorized Share Reduction was not implemented in tandem with the Reverse Stock Split, the number of our authorized shares of capital stock available for issuance would increase significantly relative to the Company’s outstanding shares. Such a circumstance could enable the Company to issue shares representing a much larger percentage of its outstanding stock than it can currently, which could potentially result in significantly greater dilution to shareholders. The purpose of the Authorized Share Reduction is to avoid this result by reducing the authorized shares of the Company’s capital stock to maintain approximately the same ratio between the Company’s authorized but unissued and outstanding shares immediately before and after the Reverse Stock Split. For example, if the Reverse Stock Split had taken effect on July 6, 2005 without the Authorized Share Reduction, then as of July 6 the Company would have had 75,000,000 authorized common shares but only 3,560,879 outstanding common shares, leaving more than 70,000,000 authorized and unissued common shares available for issuance. By contrast, if the

Authorized Share Reduction took effect under the same assumed facts, the Company would have 7,500,000 authorized common shares and approximately 3,560,879 outstanding common shares, leaving 3,939,121 authorized but unissued common shares (approximately 210% of outstanding shares) available for issuance.

While the Board recommends the Amendment, the Company acknowledges that, even if the Amendment is approved and implemented, there can be no assurance that the Company will regain compliance with the $1.00 minimum bid price requirement by September 12, 2005. If the Company does not regain compliance with the minimum bid price requirement by September 12, 2005, the Nasdaq staff will notify us that our Common Stock will be delisted from the Nasdaq SmallCap Market. At that time, we would be entitled to appeal the staff’s delisting determination to a Nasdaq Listing Qualifications Panel and there would remain a possibility that we would be given a limited amount of additional time by Nasdaq to satisfy the $1.00 minimum price requirement. The Board believes that implementation of the Reverse Stock Split would likely be considered to be a favorable factor by Nasdaq in its consideration of any such appeal by the Company. However, the outcome of such an appeal cannot be predicted, and there can be no assurance that Nasdaq would offer the Company any extension of time to comply with the $1.00 minimum price requirement or that our Common Stock would not be delisted despite an appeal. Notwithstanding these risks, the board of directors believes that implementing the Amendment offers the Company the best means of avoiding delisting due to noncompliance with the $1.00 minimum price requirement.

Risks Associated with the Amendment

There are several risks associated with implementation of the Amendment, particularly the Reverse Stock Split. Consequently, shareholders should consider the following risk factors, among others, when voting on this proposal:

•       There can be no assurance that the Amendment will increase the market price of our common stock. We cannot predict whether or not the proposed Amendment will increase the market price for our Common Stock or do so for any sustained time period. The history of similar reverse stock splits for companies in similar circumstances is varied. Specifically, we cannot assure you that the market price per share of Versant Common Stock as constituted after the Reverse Stock Split (a “New Share”) will increase in proportion to the reduction in the number of shares of Versant common stock outstanding before the Reverse Stock Split (“Old Shares”).

•       Notwithstanding the Amendment, the market price of our Common Stock may not satisfy the Nasdaq $1.00 minimum bid price requirement. Even if the Reverse Stock Split does increase the market price of our Common Stock, there can be no assurance that it will have the effect of increasing the market price of our Common Stock to a price of $1.00 per share or more as required by Nasdaq’s $1.00 minimum price requirement. In addition, even if the Reverse Stock Split increases the market price per share of our Common Stock to $1.00 or more per share, to regain compliance with Nasdaq’s $1.00 minimum price requirement the market price of our Common Stock must be at least $1.00 per share for a minimum of ten successive trading days and possibly longer as required by Nasdaq. There can be no assurance that the Amendment will enable the market price of our Common Stock to be at or above $1.00 per share for a sufficient number of successive trading days to satisfy the conditions for regaining compliance with Nasdaq’s $1.00 minimum price requirement.

•       The Amendment might increase percentage declines in our stock price. The market price of our Common Stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the Amendment is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.

•       The Amendment may reduce liquidity in the market for our Common Stock and increase the volatility of our stock. The liquidity of Versant’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. A reduction in liquidity could make larger investors reluctant to buy our Common Stock because it could make it more difficult for them to buy and sell larger quantities of our stock without affecting its market price. In addition, the Reverse Stock Split could result in some shareholders owning “odd lots” of less than one hundred (100) shares of the Company’s Common Stock on a post-split basis. Odd lots may be more difficult to sell, or may require greater transaction costs per share to sell than do “board lots” of even multiples of one hundred (100) shares. These potential impacts on the liquidity of our Common Stock may make the market price of our Common Stock more volatile.

Principal Effects of the Amendment

If the Amendment is approved and effected, both the Reverse Stock Split and the Authorized Share Reduction will take effect concurrently and the Reverse Stock Split will be effected simultaneously for all outstanding shares of Versant’s Common Stock. The Reverse Stock Split will affect all of Versant’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests in Versant, except to the extent that the Reverse Stock Split results in any of Versant’s shareholders owning a fractional share. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

The principal effects of the Amendment will be that:

•       The number of shares of our issued and outstanding Common Stock will be reduced from approximately 35.6 million shares to approximately 3.56 million shares (based on our shares outstanding at the record date of July 6, 2005);

•       The number of authorized shares of the Company’s Common Stock will be reduced from 75,000,000 to 7,500,000 shares;

•       The number of authorized shares of the Company’s Series A Preferred Stock (none of which are outstanding) will be reduced from approximately 686,257 to 68,625 shares and the number of authorized shares of the Company’s undesignated Preferred Stock (none of which are outstanding) will be reduced from 1,000,000 to 100,000 shares;

•       Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Versant Common Stock, which will result in approximately the same aggregate price being required to be paid to exercise such options or warrants immediately after the Amendment as was payable immediately preceding the Amendment; and

•       The number of shares of Common Stock reserved for issuance under our existing stock option and stock purchase plans (and, if adopted and approved at the Annual Meeting, the number of shares reserved under our proposed 2005 Equity Incentive Plan, 2005 Directors Stock Option Plan and 2005 Employee Stock Purchase Plan) will be reduced in proportion to the Reverse Stock Split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the shareholders approve this proposal, and if the Board still believes that the Amendment is in the best interests of Versant and its shareholders, we will subsequently file a certificate of amendment to effect the Amendment with the Secretary of State of California.

The Reverse Stock Split will become effective on the date of the filing of the certificate of amendment, which is referred to as the “Split Effective Date.” Beginning on the Split Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. As soon as practicable after the Split Effective Date, shareholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Versant. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by [ten], will be entitled, upon surrender to the Exchange Agent of certificates representing such Old Shares, to a cash payment in lieu thereof at a price equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board). Alternatively, Versant will have the option to aggregate the fractional interests the shareholders would otherwise be entitled to receive, and sell such shares on the Nasdaq SmallCap Market or other applicable market through the Exchange Agent or otherwise, in which case Versant’s shareholders will receive a check in the amount of the net proceeds from the sale of their fractional interests on the market. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. Such cash payments would reduce the number of post-split shareholders to the extent that there are shareholders holding fewer shares than the ratio of the Reverse Stock Split. This, however, is not the purpose for which the Company is effecting the Reverse Stock Split.

If you do not hold sufficient shares of pre-split Common Stock to receive at least one post-split share of Common Stock and you want to hold Versant’s Common Stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Stock Split is effected:

(1)         purchase a sufficient number of shares of Versant Common Stock so that you would hold at least that number of shares of Common Stock in your account prior to the implementation of the Reverse Stock Split that would entitle you to receive at least one common share on a post-split basis; or

(2)         if applicable, consolidate your accounts so that you hold at least that number of shares of the Company’s Common Stock in one account prior to the Reverse Stock Split that would entitle you to at least one share of common stock on a post-split basis. Common Stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and Common Stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split. Also, shares of Common Stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Stock Split.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where Versant is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Split Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless we or the Exchange Agent have received correspondence concerning ownership of such funds within the time permitted in such jurisdiction. After any payment of such funds to any such designated state agent, shareholders claiming those funds will have to seek them directly from the state to which they were paid.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The per share net loss or income and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

No Dissenter’s Rights

Under the California Corporations Code, our shareholders are not entitled to dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations under the Code, administrative rulings and judicial authority, all as of the date of this Proxy Statement. All of the foregoing authorities are subject to change, with or without retroactive effect, and any change could affect the continuing validity of this summary. This summary does not address any state, local or foreign income or other tax consequences. Furthermore, it does not address the tax consequences that may be applicable to particular Versant shareholders in light of their individual circumstances or to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, shareholders who acquired their Old Shares through the exercise of options or otherwise as compensation, and shareholders who hold their Old Shares as part of a straddle, hedge, or conversion transaction. In addition, this summary does not address the tax consequences of the proposed Reverse Stock Split to holders of options or warrants to acquire our common stock. This summary also assumes that the Old Shares were and the New Shares will be held as “capital assets,” as defined in the Code (generally, property held for investment).

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the Old Shares exchanged. In general, shareholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the Reverse Stock Split will recognize capital gain or loss based on their adjusted basis in the fractional share interests redeemed. The shareholder’s holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

This summary of the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts and the tax treatment to particular shareholders may vary depending upon each shareholder’s particular facts and circumstances. Accordingly, each shareholder should consult with the shareholder’s own tax advisor with respect to all of the potential tax consequences of the Reverse Stock Split.

Vote Required and Board of Directors’ Recommendation.

Approval of the proposed Amendment to Versant’s amended and restated articles of incorporation requires the affirmative approval of a majority of all Versant’s outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-[10] REVERSE SPLIT OF THE COMMON STOCK AND REDUCE THE NUMBER OF AUTHORIZED SHARES OF EACH CLASS AND SERIES OF THE COMPANY’S CAPITAL STOCK IN PROPORTION TO THE REVERSE SPLIT.

PROPOSAL NO. 3
APPROVAL OF ADOPTION OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

On June 1, 2005 the Company’s board of directors (including all the members of the Compensation Committee of the Board) adopted the 2005 Equity Incentive Plan (the “2005 Incentive Plan”) as a successor and replacement to the Company’s 1996 Equity Incentive Plan, as amended (the “Prior Incentive Plan”) and directed that the 2005 Incentive Plan be submitted to our shareholders for approval at the Annual Meeting. Both the Company’s board of directors and the Compensation Committee have determined that the adoption and approval of the 2005 Incentive Plan is in the best interests of the Company and its shareholders.

Background; Purpose of 2005 Incentive Plan

The Company’s Prior Incentive Plan will expire and terminate by its terms in May of 2006. Consequently, the Company’s board of directors and the Compensation Committee each determined that it was appropriate to now adopt the 2005 Incentive Plan as a successor to replace the expiring Prior Incentive Plan.

The purpose of adopting the 2005 Incentive Plan is to continue to reserve and make available under that plan the same number of common shares that would be reserved and available for future option grants and stock awards under the Prior Incentive Plan if it were not expiring. Accordingly, the number of common shares reserved for issuance under the 2005 Incentive Plan will be equal to the number of shares that are reserved and available for issuance under the Prior Incentive Plan on the date the 2005 Incentive Plan is approved by the Company’s shareholders (the “Incentive Plan Effective Date”) plus any shares that in the future would have become available for issuance under the Prior Incentive Plan due to the expiration of unexercised options or other forfeitures of equity awards granted under that plan. If the Company’s shareholders approve the 2005 Incentive Plan at the Annual Meeting, the Company will immediately terminate use of the Prior Incentive Plan and cease to grant stock options or other stock awards under the Prior Incentive Plan, and will instead grant them under the 2005 Incentive Plan. Thus, adoption and approval of the 2005 Incentive Plan will not result in any increase in the number of shares of Common Stock available for equity awards beyond the number of shares that would otherwise have been available for issuance under the Prior Incentive Plan if it did not expire.

The Board and the Compensation Committee believe that adoption of the 2005 Incentive Plan is in the best interests of the Company because it will permit the Company to continue to attract and retain employees and consultants by providing them with appropriate equity incentives relative to competing offers of employment by our competitors and others, as well as better aligning their interests with the long-term interests of our shareholders. The Prior Incentive Plan has played an important role in this regard and the Board expects that the 2005 Incentive Plan will play a similar role.

The terms of the 2005 Incentive Plan are not identical to, but are substantially the same as, the terms of the Prior Incentive Plan. Set forth below is a summary of the principal terms of the 2005 Incentive Plan, which is qualified in its entirety by reference to the terms and conditions of the 2005 Incentive Plan, a copy of which is attached to this proxy statement as Exhibit B. The Company urges you to read the 2005 Incentive Plan.

Prior Incentive Plan History

Although the Company will terminate use of the Prior Incentive Plan upon approval of the 2005 Incentive Plan by our shareholders, below we have provided a summary of certain historical information regarding the Prior Incentive Plan for shareholders’ consideration.

Since inception of the Prior Incentive Plan through June 1, 2005, options to purchase Common Stock have been granted under the Prior Incentive Plan to the executive officers identified in the Summary Compensation Table below, as follows:  Nick Ordon—615,001 shares; Lee McGrath—300,000 shares; Charles Wuischpard—112,000 shares; and Ajay Jain—85,000 shares. During that same time period, current executive officers as a group have been granted no options to purchase shares under the Prior Incentive Plan and current employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 2,940,019 shares under the Prior Incentive Plan. During that same time period, current directors who are not currently executive officers, as a group, have been granted options to purchase an aggregate of 252,256 shares of Common Stock under the Prior Incentive Plan, and current director nominees, as a group, have been granted options to purchase an aggregate of 252,256 shares under the Prior Incentive Plan. Except for those persons named above, as of June 1, 2005, no one had received in excess of 5% of the number of options granted under the Prior Incentive Plan. As the Company’s officers and directors are eligible to participate in the 2005 Incentive Plan, they may have an interest in this Proposal to adopt the 2005 Incentive Plan, which was approved by the Board and the Compensation Committee on June 1, 2005.

Under the Prior Incentive Plan, a total of 5,734,514 shares of Common Stock are reserved for issuance of which, as of June 1, 2005, 1,177,656 shares had been issued and not repurchased and 2,729,501 shares were subject to outstanding stock options, leaving a total of 1,827,357 shares of Common Stock reserved and available for future option grants and stock awards under the Prior Incentive Plan at June 1, 2005.

Shares Subject to the 2005 Incentive Plan; Adjustments

The stock subject to issuance under the 2005 Incentive Plan consists of shares of the Company’s authorized but unissued Common Stock. As discussed above, the number of shares reserved under the 2005 Incentive Plan will be the same number of common shares that would be reserved and available for future option grants and stock awards under the Prior Incentive Plan if it were not expiring, and specifically will be:

•       the number of shares that, on the Incentive Plan Effective Date, are reserved and available for future issuance under the Prior Incentive Plan because, on that date they are not (i) issued and outstanding as a result of the grant or exercise of awards under the Prior Incentive Plan or (ii) subject to then outstanding stock options or other awards granted under the Prior Incentive Plan; plus

•       any shares issued under the Prior Incentive Plan that are outstanding on the Incentive Plan Effective Date and are later repurchased by the Company at their original issuance price pursuant to Prior Incentive Plan and any shares subject to stock options granted under the Prior Incentive Plan that are outstanding on the Incentive Plan Effective Date but later cease to be subject to such stock options for any reason other than exercise of the options.

The number of shares of Common Stock reserved and available for grant and issuance pursuant to the 2005 Incentive Plan will not exceed 4,556,858 shares (as constituted on the Incentive Plan Effective Date), which is the sum of (i) the 1,827,357 shares that were available for future grant under the Prior Incentive Plan on June 1, 2005 plus (ii) the 2,729,501 shares that were subject to outstanding stock options granted under the Prior Incentive Plan on June 1, 2005 and which potentially may be forfeited and returned to the plan to the extent these options expire unexercised.

The number of shares subject to the 2005 Incentive Plan is subject to proportional adjustment to reflect stock splits, reverse stock splits, stock dividends and other similar events (see “Adjustments” below). Therefore, if the reverse stock split that is the subject of Proposal No. 2 is approved at the Annual Meeting and made effective, the number of shares reserved under the 2005 Incentive Plan will be proportionally reduced. Consequently, if such reverse stock split is approved and takes effect, then the maximum number of shares reserved under the 2005 Incentive Plan would be proportionally reduced from 4,556,858 shares to [455,685] shares.

If the Company’s shareholders adopt this Proposal No. 3 at the Annual Meeting, no new stock options or other stock-based awards will thereafter be granted under the Prior Incentive Plan and the Prior Incentive Plan will be terminated as to any future options or awards.

Eligibility

Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any parent or subsidiary of the Company) are eligible to receive awards under the 2005 Incentive Plan (the “Participants”). No Participant is eligible to receive more than 400,000 shares of Common Stock in any calendar year under the 2005 Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees), who are eligible to receive up to a maximum of 600,000 shares of Common Stock in the calendar year in which they commence their employment with the Company. If the reverse stock split that is the subject of Proposal No. 2 is approved and put into effect, then these 400,000 and 600,000 share limits will be proportionally reduced to a [40,000] and a [60,000] share limit, respectively. As of July 6, 2005, approximately 111 persons were eligible to participate in the 2005 Incentive Plan.

Administration

The Compensation Committee (the “Committee”), the members of which are appointed by the Board, will administer the 2005 Incentive Plan. The Committee currently consists of Uday Bellary, William Henry Delevati and Herbert May, all of whom are “non-employee directors,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors,” as defined pursuant to Section 162(m) of the Code. Subject to the terms of the 2005 Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted there under. In the past, the Committee has delegated to the President of the Company the authority to make awards under the Prior Incentive Plan without further Committee review to non-officer and non-director employees of the Company up to a maximum of 25,000 shares per award. It is anticipated that the Committee may grant the President similar authority in the future with respect to the 2005 Incentive Plan.

Stock Options

The 2005 Incentive Plan permits the granting of options that are intended to qualify either as incentive stock options (“ISOs”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options (“NQSOs”). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. Over the life of the 2005 Incentive Plan no more than ten million (10,000,000) shares may be issued pursuant to the exercise of ISOs (this number would include any shares that again become issuable under the 2005 Incentive Plan due to the expiration or termination of options for such shares to the extent the options are unexercised when they expire or terminate and the repurchase of shares at their issue price.  If the reverse stock split that is the subject of Proposal No. 2 is approved and becomes effective, then this ten million (10,000,000) share maximum limitation will be proportionally reduced to [one] million [1,000,000] shares.

The option exercise price for each stock option granted under the 2005 Incentive Plan must be no less than 100% of the “fair market value” (as defined in the 2005 Incentive Plan) of a share of Common Stock at the date the option is granted. The per share exercise price of any ISO granted to a 10% shareholder under the 2005 Incentive Plan must be no less than 110% of the fair market value of a share of Common Stock at the date the ISO is granted.

The exercise price of options granted under the Incentive Plan may be paid as follows, to the extent approved by the Committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company’s Common Stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by waiver of compensation due to or accrued by the Participant for services rendered; (5) if the Company’s stock is publicly traded, by a “same-day sale” commitment from the Participant and a National Association of Securities Dealers, Inc. (“NASD”) broker or by a “margin” commitment from the Participant and a NASD broker; or (6) by any combination of the foregoing. The closing price of the Company’s Common Stock on the Nasdaq SmallCap Market was $0.31 per share as of July 1, 2005.

Termination of Options

Except as provided below, each option must expire no later than ten years after the date of grant. ISOs granted to a 10% shareholder expire five years after the date of grant. If an optionee’s relationship with the Company is terminated for any reason other than death or disability, then the optionee will have the right to exercise the option at any time within three months after such termination (or a shorter or longer time period after such termination not exceeding five years after termination as may be determined by the Committee, with any exercise beyond three months after termination deemed to be an NQSO) to the extent the right to exercise such option has vested and not previously been exercised at the date of termination, but in any event no later than the option expiration date.

If an optionee’s service relationship terminates due to death or disability, as defined in Section 22(e)(3) of the Code (or if the optionee dies within three months after termination other than for death or disability), then the three-month period mentioned above will instead be twelve months after termination (or such shorter or longer time period not exceeding five years after termination as may be determined by the Committee, with any such exercise beyond twelve months after termination due to death or disability deemed to be an NQSO) to the extent the right to exercise such option has vested and not previously been exercised at the date of termination, but in any event no later than the option expiration date.

If an optionee is determined by the Board (after giving the optionee an opportunity to present evidence) to have committed an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company (or any parent or subsidiary of the Company), then neither the optionee nor the optionee’s estate or other person who may then hold the option shall be entitled to exercise such option after termination of employment.

Restricted Stock Awards

The Committee may grant Participants restricted stock awards to purchase stock either separately from, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 100% of the fair market value of the Company’s Common Stock on the date of the award and can be paid for in any of the forms of consideration listed above in “Stock Options” (other than through a “same day sale” or “margin” commitment), or any combination thereof, as are approved by the Committee at the time of grant. The Company has not granted any restricted stock awards under the Incentive Plan.

Stock Bonus Awards

The Committee may grant Participants stock bonus awards either separately from, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. A stock bonus may be awarded for past services rendered and may be awarded upon satisfaction of predetermined performance objectives. The Company has not granted any stock bonus awards under the Incentive Plan.

Mergers, Consolidations, etc.

In the event of:

•       a dissolution or liquidation of the Company;

•       a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the options granted under the 2005 Incentive Plan are assumed or replaced by the successor corporation, which assumption will be binding on all optionees);

•       a merger or consolidation in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger or consolidation (other than any shareholder which merges or consolidates, or which controls another corporation which merges or consolidates, with the Company in such merger or consolidation) own less than 50% of the shares or other equity interests in the Company immediately after such merger or consolidation; or

•       the sale of substantially all of the assets of the Company;

the successor corporation may assume, convert, replace or substitute equivalent awards in exchange for those granted under the 2005 Incentive Plan or provide substantially similar consideration, shares or other property as are provided to shareholders of the Company in the relevant transaction (after taking into account provisions of the awards). The successor may also issue in place of outstanding shares issues under the 2005 Incentive Plan held by a plan participant substantially similar shares or other property subject to repurchase restrictions no less favorable to such participant. In the event that the successor corporation does not assume or substitute awards granted under the 2005 Incentive Plan, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Board determines. The Company may also issue awards under the 2005 Incentive Plan to substitute or assume awards granted by another business acquired by the Company.

Adjustment of Shares and Options

In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for grant under the 2005 Incentive Plan, the number of shares of Common Stock subject to outstanding options granted under the 2005 Incentive Plan and the exercise price per share of such options shall each be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws.

Amendment of the 2005 Incentive Plan

The Board may at any time terminate or amend the 2005 Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the 2005 Incentive Plan. However, the Board may not amend the 2005 Incentive Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, pursuant to Section 16(b) of the Exchange Act or the rules promulgated thereunder or pursuant to rules of the California Department of Corporations.

Term of the Incentive Plan

Unless terminated earlier as provided in the 2005 Incentive Plan, the 2005 Incentive Plan will expire no later than May 31, 2015, ten years from the date the 2005 Incentive Plan was adopted by the Board.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE 2005 INCENTIVE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2005 INCENTIVE PLAN.

Incentive Stock Options.   A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax (“AMT”)). If the Participant holds shares acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. The rate of taxation that applies to capital gain depends upon the length of time the ISO Shares are held by the Participant.

If the Participant disposes of ISO Shares prior to the expiration of either required holding period as described above (a “disqualifying disposition”), then the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the later of the date of vesting or the date of exercise and the option exercise price (or, if less, the amount realized on a sale of such shares), will be treated as ordinary income. Any additional gain will be capital gain and taxed at a rate that depends upon the length of time the ISO Shares were held by the Participant.

Alternative Minimum Tax.   The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($58,000 in the case of a joint return for the 2005 tax year, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.   A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant’s exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to income tax withholding by the Company (either by payment in cash or withholding out of the Participant’s salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Restricted Stock and Stock Bonus Awards.   Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless subject to vesting in which case they will be subject to tax as they vest. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

Maximum Tax Rates.   The maximum tax rate applicable to ordinary income is 35%. Long-term capital gain will be taxed at a maximum of 15%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than one year. The tax laws currently permit capital gains to be offset by capital losses, and currently permit up to $3,000 of capital losses to be offset annually against otherwise taxable ordinary income.

Estimated Tax Payments.   Estimated tax payments may be due on amounts an optionee includes in income if the income recognition event occurs before the last month of his or her taxable year and no other exceptions to the underpayment of estimated tax penalties applies.

Tax Treatment of the Company.   The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant or the receipt of restricted stock or stock bonus awards by a Participant to the extent that the Participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares, provided that the Company properly reports such income to the Internal Revenue Service.

ERISA

The 2005 Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

New Plan Benefits

Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any parents or subsidiaries of the Company) are eligible to receive awards under the 2005 Incentive Plan (the “Participants”). No Participant is eligible to receive more than 400,000 shares of Common Stock in any calendar year under the 2005 Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees), who are eligible to receive up to a maximum of 600,000 shares of Common Stock in the calendar year in which they commence their employment with the Company.

Grants of stock options and other awards under the 2005 Incentive Plan will be discretionary and therefore the amount of such awards and their related exercise or purchase prices is not presently determinable. No awards have been made under the 2005 Incentive Plan.

Vote Required and Board of Directors’ Recommendation.

Approval of the proposed adoption of the 2005 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and voting on this Proposal, provided that the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote “for” or “against” this Proposal. However, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. Should such shareholder approval not be obtained, then the 2005 Incentive Plan will not be adopted and the Prior Incentive Plan will continue in effect in accordance with its terms.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
THE ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN

PROPOSAL NO. 4
APPROVAL OF ADOPTION OF 2005 DIRECTORS STOCK OPTION PLAN

On June 1, 2005 the Company’s board of directors (including all the members of the Compensation Committee of the Board) adopted the 2005 Directors Stock Option Plan (the “2005 Directors Plan”) as a successor and replacement to the Company’s 1996 Directors Stock Option Plan, as amended (the “Prior Directors Plan”), and directed that the 2005 Directors Plan be submitted to our shareholders for approval at the Annual Meeting. Both the Company’s board of directors and the Compensation Committee have determined that the adoption and approval of the 2005 Directors Plan is in the best interests of the Company and its shareholders.

Background; Purpose of 2005 Directors Plan

The Company’s Prior Directors Plan will expire and terminate by its terms in May of 2006. Consequently, the Company’s board of directors and the Compensation Committee each determined that it was appropriate to now adopt the 2005 Directors Plan as a successor plan to replace the expiring Prior Directors Plan.

The purpose of adopting the 2005 Directors Plan is to continue to reserve and make available under that plan the same number of common shares that would be reserved and available for future option grants under the Prior Directors Plan if it were not expiring. Accordingly, the number of common shares reserved for issuance under the 2005 Directors Plan will be equal to the number of shares that are reserved and available for issuance under the Prior Directors Plan on the date the 2005 Directors Plan is approved by the Company’s shareholders (the “Directors Plan Effective Date”) plus any shares that in the future would have become available for issuance under the Prior Directors Plan due to the expiration of unexercised options granted under that plan or the Company’s repurchase of shares issued under that plan at their original issue price. If the Company’s shareholders approve the 2005 Directors Plan at the Annual Meeting, the Company will immediately terminate use of the Prior Directors Plan and cease to grant stock options under the Prior Directors Plan, and will instead grant them under the 2005 Directors Plan. Thus, adoption and approval of the 2005 Directors Plan will not result in any increase in the number of shares of Common Stock available for options beyond the number of shares that would otherwise have been available for issuance under the Prior Directors Plan if it did not expire.

The purpose of the 2005 Directors Plan is also to enhance the Company’s ability to attract and retain highly qualified directors who are not employees of the Company or any of parent, subsidiary or affiliate of the Company (an “Outside Director”) through the use of equity incentives. The Board believes that the Prior Directors Plan played an important role in the Company’s efforts to attract and retain Outside Directors and expects the 2005 Directors Plan to play a similar role. The Board believes that adoption of the new 2005 Directors Plan is in the best interests of the Company because it believes that the 2005 Directors Plan will help enable the Company to provide equity participation to attract and retain Outside Directors of outstanding ability. In this regard the Company notes that recent legislation, stock exchange requirements and case law have increased the importance to the Company of having qualified independent directors. However, these changes have also increased the obligations, risks and time commitment of directors of public companies such as the Company, making it even more important for the Company to be able to offer equity incentives to attract and retain qualified Outside Directors.

The terms of the 2005 Directors Plan are not identical to, but are substantially the same as, the terms of the Prior Directors Plan. Set forth below is a summary of the principal terms of the 2005 Directors Plan, which is qualified in its entirety by reference to the terms and conditions of the 2005 Directors Plan, which is attached to this proxy statement as Exhibit C. The Company urges you to read the 2005 Directors Plan.

Prior Directors Plan History

Although the Company will terminate use of the Prior Directors Plan upon approval of the 2005 Directors Plan by its shareholders, below the Company has provided a summary of certain historical information regarding the Prior Incentive Plan for shareholders’ consideration.

The Prior Directors Plan was adopted by the Board in May 1996 and was first approved by the shareholders in June 1996. Most recently, on February 19 and on May 21, 2003, the Board approved amendments to the Prior Directors Plan to (i) increase the number of shares of Common Stock authorized and reserved for issuance under the Prior Directors Plan by 250,000 shares, from 275,000 to 525,000 shares, (ii) increase the size of initial grants of stock options to new directors by 20,000 shares, to 40,000 shares and (iii) increase the size of succeeding grants under the Directors Plan by 10,000 shares, to 20,000 shares. All these amendments to the Prior Directors Plan were approved by the Company’s shareholders at the Company’s 2003 annual meeting of shareholders on July 30, 2003.

As the Company’s Outside Directors are eligible to participate in the 2005 Directors, they may have an interest in this Proposal to adopt the 2005 Directors Plan, which was approved by the Board and the Compensation Committee on June 1, 2005.

Under the Prior Incentive Plan, a total of 525,000 shares of Common Stock are reserved for issuance of which, as of June 15, 2005, 35,000 shares had been issued and 195,000 shares were subject to outstanding stock options, leaving a total of 295,000 shares of Common Stock reserved and available for future option grants and stock awards under the Prior Incentive Plan at June 15, 2005.

Shares Subject to the 2005 Directors Plan

The stock subject to issuance under the 2005 Directors Plan consists of shares of the Company’s authorized but unissued Common Stock. As discussed above, the number of shares reserved under the 2005 Directors Plan will be the same number of common shares that would be reserved and available for future option grants and stock awards under the Prior Directors Plan if it were not expiring, and specifically will be

•       the number of shares that, on the Directors Plan Effective Date, are reserved and available for future issuance under the Prior Directors Plan because they are not: (i) issued and outstanding as a result of the prior exercise of options granted under the Prior Incentive Plan or (ii) subject to stock options granted under the Prior Plan that are then outstanding; plus

•       any shares that, on the Directors Plan Effective Date, (i) are subject to outstanding stock options granted under the Prior Directors Plan and later cease to be subject to such stock options for any reason other than exercise of such options or (ii) are issued and outstanding and subject to repurchase by the Company at their original issue price.

The number of shares of Common Stock reserved and available for grant and issuance pursuant to the 2005 Directors Plan will not exceed 490,000 shares (as constituted on the Directors Plan Effective Date), which is the sum of (i) the 295,000 shares that were available for future grant under the Prior Incentive Plan on June 1, 2005 plus (ii) the 195,000 shares that were subject to outstanding stock options granted under the Prior Incentive Plan on June 1, 2005 and which potentially may be forfeited and returned to the plan to the extent these options expire unexercised.

The number of shares subject to the 2005 Directors Plan is subject to proportional adjustment to reflect stock splits, reverse stock splits, stock dividends and other similar events. Therefore, if the reverse stock split that is the subject of Proposal No. 2 is approved at the Annual Meeting and made effective, the number of shares reserved under the 2005 Incentive Plan will be proportionally reduced. Consequently, if such reverse stock split is approved and takes effect, then the maximum number of shares reserved under the 2005 Incentive Plan would be proportionally reduced from 490,000 shares to [49,000] shares.

If the Company’s shareholders adopt this Proposal No. 4 at the Annual Meeting, no new stock options will thereafter be granted under the Prior Directors Plan and the Prior Directors Plan will be terminated as to any future options or awards.

Administration

The 2005 Directors Plan is administered by the Board but can also be administered by a committee of more than two directors. The interpretation by the Board (or any such committee which is then administering the 2005 Directors Plan) of any provision of the 2005 Directors Plan or any option granted there under shall be final and binding upon the Company and all persons having an interest in any such option or any shares purchased pursuant to such an option. The members of the Board do not receive any compensation for administering the 2005 Directors Plan. The Company bears all expenses in connection with administration of the 2005 Directors Plan.

Eligibility

Only Outside Directors may be granted options under the 2005 Directors Plan.

Option Grant Formula

Initial Grants

Under the 2005 Directors Plan, each eligible Outside Director who becomes a member of the Board for the first time on or after the Directors Plan Effective Date will be automatically granted an option to purchase up to 40,000 shares of Common Stock upon joining the Board (an “Initial Grant”). However, no person who is a member of the Board immediately prior to the Directors Plan Effective Date will be granted an Initial Grant. Thus, if the 2005 Directors Plan is approved by shareholders at the Annual Meeting, none of the current incumbent members of the Board who are Outside Directors will receive an Initial Grant under the 2005 Directors Plan.

Succeeding Grants

If the 2005 Directors Plan is approved by shareholders at the Annual Meeting, then immediately after the Annual Meeting each Outside Director who was elected to the Board at the Annual Meeting will automatically be granted an option (a “Succeeding Grant”) to purchase 20,000 shares of the Company’s Common Stock; except that if the Outside Director has been granted an option under the Prior Directors Plan within the twelve month period preceding the date of the Annual  Meeting, then the initial Succeeding Grant to that director will instead be prorated to be an option for a number of shares equal to 20,000 shares multiplied by a fraction (i) whose numerator is the number of days between the date on which such Outside Director was most recently granted a stock option under the Prior Directors Plan and the date of the Annual Meeting and (ii) whose denominator is 365 days.

In addition, the 2005 Directors Plan provides that, on each anniversary of the date of the Annual Meeting, each Outside Director who is then a member of the Board will automatically be granted an additional Succeeding Grant option to purchase 20,000 shares of Common Stock; except that if the Outside Director has not been a member of the Board for the entire one (1) year period preceding such anniversary of the Annual Meeting, then he or she will instead receive a prorated option for a reduced number of shares equal to 20,000 shares multiplied by a fraction (i) whose numerator is the number of days between the date on which such Outside Director became a member of the Board within such one (1) year period and such anniversary date and (ii) whose denominator is 365 days.

The above award formula for the 2005 Directors Plan will thus result in the grant of an option under the 2005 Directors Plan immediately after the Annual Meeting to each Outside Director who is elected to the Board at the Annual Meeting, although if incumbent directors are reelected at the Annual Meeting then in most cases the number of shares subject to the option will be prorated as described above.

The number of shares subject to an Initial Grant or a Succeeding Grant will be each be proportionally adjusted to reflect stock splits, reverse stock splits, stock dividends and other similar events as described below under “Adjustment of Option Shares”. Therefore, if the reverse stock split that is the subject of Proposal No. 2 is approved at the Annual Meeting, the number of shares subject to an Initial Grant will be reduced from 40,000 to [4,000] shares and the number of shares subject to Succeeding Grants (or used to compute prorated Succeeding Grants) will be reduced from 20,000 to [2,000] shares.

This award formula for the 2005 Directors Plan described above is substantially similar to the formula used to grant options to Outside Directors under the Prior Directors Plan except for two key differences. First, the Prior Directors Plan does not include the proration provisions for certain options as described above, which in some cases reduce the number of shares subject to certain options granted under the 2005 Directors Plan. Second, under the Prior Directors Plan, a Succeeding Grant is granted to an Outside Director on each anniversary of his or her election to the Board, whereas under the 2005 Directors Plan Succeeding Grants will be granted to Outside Directors on the same date each year. Under the Prior Directors Plan, Succeeding Grants tend to be granted on different dates based on the date on which each director was first elected to the Board.  Thus, Succeeding Grants awarded in the same calendar year typically have different exercise prices among directors, depending on the fair market value of the Company’s Common Stock on the date they are granted. However, under the 2005 Directors Plan, all Succeeding Grants will be granted on the same date each year, so that each Outside Director who receives a Succeeding Grant in a given year will have the same exercise price for his or her Succeeding Grant option.

Vesting

Each option issued under the Directors Plan will vest as to 50% of the shares on each of the first two anniversaries following the date of grant of such option, provided that the optionee continuously remains a member of the Board or a consultant of the Company. This is the same vesting formula that is used under the Prior Directors Plan. Options granted to Outside Directors under the 2005 Directors Option Plan will be immediately exercisable for both vested and unvested shares upon their award. However, upon termination of the Outside Director’s service with the Company for any reason, any shares purchased upon exercise of an option that are unvested on the termination date will be subject to repurchase by the Company at the option exercise price paid for such shares at any time within 90 days of the termination. See “Restrictions on Shares” below.  In the event of certain corporate transactions involving the Company, vesting of options granted under the 2005 Directors Plan may be accelerated. See “Assumption of Options by Successors; Acceleration of Vesting” below.

Exercise Price

The exercise price of each option granted under the 2005 Directors Plan will be the fair market value of the Common Stock on the date of grant of the option. The exercise price of options granted under the 2005 Directors Plan may be paid as follows, to the extent approved by the Board (or board committee administering the 2005 Directors Plan) at the time of grant:  (1) in cash or by check; (2) by surrender of shares of the Company’s Common Stock owned by the Outside Director exercising the option (the “Optionee”) for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) by waiver of compensation due to or accrued by the Optionee for services rendered; (4) if a public market exists for the Company’s Common Stock, by a “same-day sale” commitment from the Optionee and a National Association of Securities Dealers, Inc. (“NASD”) broker;

or by a “margin” commitment from the Optionee and a NASD broker; or (6) by any combination of the foregoing. The closing price of the Company’s Common Stock on the Nasdaq SmallCap Market was $0.31 per share as of July 1, 2005.

Termination of Options

Except as provided below, each option granted under the 2005 Directors Plan will expire ten years after the date of grant. Options cease to vest if the Outside Director ceases to be a member of the Board or a consultant to the Company. If the Outside Director ceases to be a member of the Board or a consultant to the Company for any reason except death or disability, then each option granted under the 2005 Directors Plan and  then held by the Outside Director, to the extent (and only to the extent) that the shares subject to such option are vested on the date such Outside Director ceases to be a member of the Board or a consultant to the Company (the “Termination Date”), may be exercised by the Outside Director within seven months after the Termination Date, but in no event later than the expiration date of the option. If the Outside Director ceases to be a member of the Board or a consultant to the Company because of his or her death or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), then each option then held by the Outside Director, to the extent (and only to the extent) that the shares subject to such option are vested on such Outside Director’s Termination Date, may be exercised by the Outside Director or his or her legal representative within twelve months after the Termination Date, but in no event later than the expiration date of the option. If any option expires or terminates for any reason without being exercised in whole or in part, the shares thereby released from such option will again be available for grant and purchase under other options subsequently granted under the Directors Plan.

Adjustment of Option Shares

In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for grant under the 2005 Directors Plan, the number of shares of Common Stock subject to outstanding options under the 2005 Directors Plan, the number of shares that are subject to an option awarded as an Initial Grant or a Succeeding Grant and the exercise price per share of such options shall each be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws.

Assumption of Options by Successors; Acceleration of Vesting

In the event of:

•       a dissolution or liquidation of the Company;

•       a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the options granted under the 2005 Directors Plan are assumed or replaced by the successor corporation, which assumption will be binding on all optionees);

•       a merger or consolidation in which the Company is the surviving corporation but after which the shareholders of the Company immediately after such merger or consolidation  (other than any shareholder which merges or consolidates, or which controls another corporation which merges or consolidates, with the Company in such merger or consolidation) own less than 50% of the shares or other equity interests in the Company immediately after such merger or consolidation;

•       the sale of substantially all of the assets of the Company; or

•       the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction;

then the vesting of all options granted pursuant to the 2005 Directors Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Board determines, and if such options are not exercised prior to the consummation of such transaction, they shall terminate in accordance with the provisions of the 2005 Directors Plan regarding the termination of options.

Restrictions on Shares

The Company shall reserve to itself or its assignee(s), in the option grant, a right to repurchase any or all unvested shares issued under the 2005 Directors Plan and held by an Outside Director at the original exercise price of such shares if the Outside Director ceases to be a member of the Board or a consultant to the Company. Options granted under the Directors Plan are exercisable immediately, subject to the Company’s right of repurchase at the original option exercise price with such right of repurchase lapsing as shares vest.

Amendment and Termination of the 2005 Directors Plan

The Board (or Board committee administering the 2005 Directors Plan) may at any time terminate or amend the 2005 Directors Plan but may not terminate or amend the terms of any outstanding option granted under the 2005 Directors Plan. In addition, the Board or such Board committee may not, without the approval of the shareholders of the Company, increase the total number of shares of Common Stock available for grant under the 2005 Directors Plan (except by adjustment in the event of stock dividend, stock split or the like) or change the class of persons eligible to receive options under the 2005 Directors Plan. In any case, no amendment to the 2005 Directors Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the optionee. Unless terminated earlier as provided in the 2005 Directors Plan, the 2005 Directors Plan will terminate in May 31, 2015, ten years from the date the 2005 Directors Plan was adopted by the Board.

Outstanding Options

No options are outstanding under the 2005 Directors Plan.

The following information about outstanding options under the Prior Directors Plan is provided as of June 15, 2005. At that date, four persons held options under the Prior Directors Plan to purchase an aggregate of 195,000 shares of Common Stock with a weighted average exercise price of $ 1.27 per share, and there were 295,000 shares of Common Stock available for future grants under the Prior Directors Plan. The closing price of the Company’s Common Stock on The Nasdaq SmallCap Market on July 5, 2005, the last trading day prior to the Record Date, was $0.31 per share. Over the term of the Prior Directors Plan, as of July 6, 2005, the following current Outside Directors, have been granted options to purchase shares of Common Stock under the Prior Directors Plan: Uday Bellary, 60,000 shares; William Henry Delevati, 75,000 shares; Herbert May, 20,000 shares; and Bernhard Woebker, 40,000 shares.

None of the Company’s current executive officers or employees has been granted options to purchase shares under the Prior Directors Plan. Over the term of the Prior Directors Plan, current directors, as a group, have been granted options to purchase an aggregate of 195,000 shares of Common Stock under the Prior Directors Plan as of June 15, 2005. Except for those persons named above, no person has received in excess of 5% of the number of options granted under the Prior Directors Plan.

As the Company’s Outside Directors are eligible to participate in the 2005 Directors Plan, they may have an interest in the proposal to approve the adoption of the 2005 Directors Plan.

Future Option Grants Under the 2005 Directors Plan

Only Outside Directors are eligible to receive options under the 2005 Directors Plan. Each nominee for election as a director who is an Outside Director and who is reelected to the Board at the Annual Meeting will receive a Succeeding Grant option as described under “Option Grant Formula” above.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND DIRECTORS PARTICIPATING IN THE 2005 DIRECTORS PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY DIRECTOR WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH DIRECTOR HAS BEEN DIRECTED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE DIRECTORS PLAN.

Options granted under the 2005 Directors Plan will be nonqualified stock options (“NQSOs”). The tax laws of the countries in which such optionees reside will govern any tax effects that accrue to foreign optionees as a result of participation in the 2005 Directors Plan.

Tax Treatment of the Optionee.   An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s purchase price. The included amount must be treated as ordinary income by the optionee and may be subject to income tax withholding by the Company (by payment in cash or withholding out of the optionee’s salary). The required flat federal withholding rate is currently 28%. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. However, where the Company holds a right to repurchase unvested option shares at the option exercise price if the optionee leaves the Company before the vesting schedule is satisfied, the unvested shares will be treated as subject to a substantial risk of forfeiture for the duration of the vesting period, unless the optionee timely elects to be taxed in the year of exercise on the difference between fair market value on the date of exercise and the option exercise price. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Maximum Tax Rates.   The maximum tax rate applicable to ordinary income is 35%. Long term capital gain will be taxed at a maximum rate of 15%. For this purpose, to receive long term capital gain treatment, the stock must be held for more than one year. The tax laws currently permit capital gains to be offset by capital losses, and currently permit up to $3,000 of capital losses to be offset annually against otherwise taxable ordinary income.

Estimated Tax Payments.   Estimated tax payments may be due on amounts an optionee includes in income if the income recognition event occurs before the last month of his or her taxable year and no other exceptions to the underpayment of estimated tax penalties applies.

Tax Treatment of the Company.   The Company will be entitled to a deduction in the year of exercise of an NQSO by a domestic director for either unvested shares for which a timely election under Section 83(b) of the Code is made or for vested shares, or the year of vesting in the case of unvested shares for which an election under Section 83(b) of the Code is not timely made at the time of exercise, in an amount equal to the amount that the optionee recognizes as ordinary income subject to the Company properly reporting such income to the Internal Revenue Service.

ERISA

The Company believes that the 2005 Directors Plan will not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

New Plan Benefits

Only Outside Directors are eligible to receive options under the 2005 Directors Plan. The following table shows, in the aggregate, the options that will be granted to Outside Directors under the 2005 Directors Plan in fiscal 2005 if all the nominees in this Proxy Statement are elected and this Proposal 4 to approve and adopt the 2005 Directors Plan is approved by the shareholders. None of the director nominees is eligible to receive Initial Grants. All of the director nominees are eligible to receive Succeeding Grants. Accordingly, if all director nominees are elected at the Annual Meeting, the following benefits will be distributed under the 2005 Directors Plan in the remainder of fiscal 2005:

Name and Position	Exercise Price per Share	Number of Shares
All current directors and all director nominees, who are not employees of the Company or any parent, subsidiary or affiliate of the Company, as a group (4 persons)	Fair market value on date of grant	55,290

Vote Required and Board of Directors’ Recommendation

Approval of the proposed adoption of the 2005 Directors Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and voting on this Proposal, provided that the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote “for” or “against” this Proposal. However, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. Should such shareholder approval not be obtained, then the 2005 Directors Plan will not be adopted and the Prior Directors Plan will continue in effect in accordance with its terms.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION
OF THE 2005 DIRECTORS STOCK OPTION PLAN

PROPOSAL NO. 5
APPROVAL OF ADOPTION OF 2005 EMPLOYEE STOCK PURCHASE PLAN

On June 1, 2005 the Company’s board of directors (including the members of the Compensation Committee of the Board) adopted the 2005 Employee Stock Purchase Plan (the “2005 Purchase Plan”) as a successor and replacement to the Company’s 1996 Employee Stock Purchase Plan, as amended (the “Prior Purchase Plan”) and directed that the 2005 Purchase Plan be submitted to our shareholders for approval at the Annual Meeting. Both the Company’s board of directors and the Compensation Committee have determined that the adoption and approval of the 2005 Purchase Plan is in the best interests of the Company and its shareholders.

Background; Purpose of 2005 Employee Stock Purchase Plan

The Company’s Prior Purchase Plan will expire and terminate by its terms on May 21, 2006. Consequently, the Company’s board of directors and the Compensation Committee each determined that it was appropriate to now adopt the 2005 Purchase Plan as a successor plan to replace the expiring Prior Purchase Plan.

The purpose of adopting the 2005 Purchase Plan is to continue to reserve and make available for purchase under the 2005 Purchase Plan the number of common shares reserved under the Prior Purchase Plan that remain unissued under the Prior Purchase Plan when it expires on May 21, 2006, if any. Accordingly, the number of common shares reserved for issuance under the 2005 Purchase Plan will be equal to the number of shares that are reserved for issuance under the Prior Purchase Plan but that have not been issued under the Prior Purchase Plan when it expires on May 21, 2006. If the Company’s shareholders approve the 2005 Purchase Plan at the Annual Meeting, then the Company will not begin offering shares for issuance under the 2005 Purchase Plan until the first offering period under the 2005 Purchase Plan, which will begin on June 1, 2006. Thus, adoption and approval of the 2005 Purchase Plan will not result in any increase in the number of shares of Common Stock available under the Company’s Stock Purchase Plan beyond the number of shares that would otherwise have been available for issuance under the Prior Purchase Plan if it did not expire.

The terms of the 2005 Purchase Plan are not identical to, but are substantially the same as, the terms of the Prior Purchase Plan. Set forth below is a summary of the principal features of the 2005 Purchase Plan, which is qualified in its entirety by reference to the terms and conditions of the 2005 Purchase Plan, which is attached to this proxy statement as Exhibit D. The Company urges you to read the 2005 Purchase Plan.

The Board believes that adopting the 2005 Purchase Plan is in the best interests of the Company because it will permit the Company to attract and retain key employees by providing them with appropriate equity incentives. The Prior Purchase Plan plays an important role in the Company’s efforts to attract and retain employees of outstanding ability and the Board believes that the 2005 Purchase Plan will provide a similar role.

Prior Purchase Plan History

The following is a summary of certain historical information regarding the Prior Purchase Plan for shareholders’ consideration.

In May 1996, the Board adopted the Prior Purchase Plan and reserved a total of 125,000 shares of the Company’s Common Stock for issuance thereunder. The Company’s shareholders approved the Purchase Plan in June 1996. The Purchase Plan has been amended several times thereafter to increase the number of shares reserved under the plan and, in one case after a change to the Company’s fiscal year end, to change offering dates and purchase dates for subsequent offering periods under the Prior Purchase Plan.

Most recently, on June 22, 2004 the Board approved an amendment to the Purchase Plan to increase the number of shares reserved for issuance under the Plan by 550,000 shares, from 1,250,000 to 1,800,000 shares and at the annual meeting of shareholders held on August 17, 2004 the Company’s shareholders approved this amendment.

As of June 1, 2005, 1,352,567 shares had been issued pursuant to the Prior Purchase Plan and 447,433 shares remained available for future issuance under the Prior Purchase Plan.

During the term of the Prior Purchase Plan, from May 1996 through June 1, 2005, one executive officer identified in the Summary Compensation Table below, Lee McGrath, purchased 2,428 shares under the Prior Purchase Plan. During that same time period, current executive officers as a group and the Named Executive Officers (as defined below in this proxy statement under “Management—Executive Compensation”) had purchased an aggregate of 2,428 shares under the Prior Purchase Plan and all current employees as a group (excluding current executive officers) had purchased an aggregate of 1,352,567 shares under the Prior Purchase Plan. During that same period, our current directors who are not currently executive officers, as a group, have not purchased shares under the Prior Purchase Plan. As of June 1, 2005, none of the nominees for director has purchased any shares under the Prior Purchase Plan and no one has purchased in excess of 5% of the number of shares purchased under the Prior Purchase Plan.

Purpose

The 2005 Purchase Plan has been established to provide employees of the Company and its subsidiaries designated by the Board as eligible to participate in the 2005 Purchase Plan (“Participating Employees”) with a convenient means of acquiring an equity interest in the Company, to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment. The 2005 Purchase Plan will accomplish this purpose by permitting Participating Employees to purchase from the Company shares of its Common Stock at a discount from the market price and to pay for such shares through payroll deductions.

Number of Shares

The total number of shares initially reserved and available for grant and issuance pursuant to the 2005 Purchase Plan will not exceed 447,433 shares (or [44,743] shares if the reverse stock split that is the subject of Proposal No. 2 is approved and put into effect).  This number is equal to the number of shares of the Company’s Common Stock reserved under the Prior Purchase Plan that on June 1, 2005 had not been issued and remained available for issuance under the Prior Purchase Plan. This number of shares will be reduced share-for-share to the extent that any shares are issued under the Prior Purchase Plan after June 1, 2005 and on or prior to its expiration date of May 21, 2006, pursuant to options granted under the Prior Purchase Plan.

If the reverse stock split that is the subject of Proposal No. 2 is approved at the Annual Meeting, the number of shares reserved under the 2005 Purchase Plan and related purchase prices will be proportionally reduced. See “Adjustments” below.

Administration

The Compensation Committee of the Board (the “Committee”), the members of which are appointed by the Board, will administer the 2005 Purchase Plan. The Committee members currently consists of Uday Bellary, William Henry Delevati and Herbert May, all of whom are “non-employee directors,” as defined in Rule 16b-3 promulgated under the Exchange Act, and “outside directors,” as defined pursuant to Section 162(m) of the Code. The interpretation or construction by the Committee of any provisions of the 2005 Purchase Plan will be final and binding on all Participating Employees. The members of the

Committee do not receive any compensation for administering the Purchase Plan other than directors’ fees paid to Outside Directors or fees paid to Committee members. The Company bears all expenses in connection with administration of the Purchase Plan.

Eligibility

All employees of the Company, or any parent or subsidiary, are eligible to participate in an Offering Period (as defined below) under the Purchase Plan, except the following:

•       employees who are not employed fifteen days before the beginning of such Offering Period;

•       employees who are customarily employed for less than twenty hours per week;

•       employees who are customarily employed for less than five months in a calendar year; and

•       employees who own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

•       individuals who provide services to the Company or any of its subsidiaries or affiliated companies as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

As of July 6, 2005, approximately 110 persons would be eligible to participate in the 2005 Purchase Plan.

Participating Employees will participate in the 2005 Purchase Plan through payroll deductions. A Participating Employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the Participating Employee’s W-2 compensation, including, but not limited to, base salary or wages, bonuses, overtime and commissions, including any deductions authorized for plans under Sections 125 or 401(k) of the Code. No Participating Employee is permitted to purchase shares under the 2005 Purchase Plan at a rate which, when aggregated with such employee’s rights to purchase stock under all similar purchase plans of the Company, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year, or such other limit as may be imposed by the Code.

As the Company’s officers and directors (other than Outside Directors) are eligible to participate in the 2005 Purchase Plan, they may have an interest in this proposal to approve adoption of the 2005 Purchase Plan.

Offering Period

Each offering of Common Stock under the 2005 Purchase Plan will be for a period of 12 months (the “Offering Period”). Each Offering Period consists of two six-month purchase periods (individually, a “Purchase Period”) during which payroll deductions of the Participating Employees are accumulated under the Purchase Plan. The Board has the power to set the beginning of any Offering Period and to change dates or the duration of Offering Periods or Purchase Periods without shareholder approval if such change is announced at least 15 days before the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first business day of each Offering Period is the “Offering Date” for such Offering Period, and the last business day of each Purchase Period is the “Purchase Date” for such Purchase Period. By contrast, under the Prior Purchase Plan each offering of Common Stock was for a period of 24 months consisting of four six-month purchase periods.

Participating Employees will participate in the 2005 Purchase Plan during each Offering Period through regular payroll deductions as described above. Participating Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the 2005 Purchase Plan. Except for a Participating Employee that is enrolled in a Prior Offering Period, once enrolled, a Participating Employee will automatically participate in each succeeding Offering Period unless the Participating Employee withdraws from the Offering Period or the 2005 Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participating Employee, that rate will continue to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the Participating Employee is automatically enrolled) unless otherwise changed by the Participating Employee. The Participating Employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Prior Offering Period. No more than one change may be made during a single Purchase Period.

The initial Offering Period under the 2005 Purchase Plan will commence on June 1, 2006.

Purchase Price

The purchase price of shares that may be acquired in any Purchase Period under the 2005 Purchase Plan will be 85% of the lesser of: (i) the fair market value of the shares on the Offering Date; or (ii) the fair market value of the shares on the Purchase Date. The fair market value of a share of the Company’s Common Stock is deemed to be the average of the closing bid and asked price on the date of determination as reported in The Wall Street Journal, if the Company’s Common Stock is not quoted on the National Market System of the Nasdaq SmallCap Market, and is deemed to be the closing price of the Company’s Common Stock on the date of determination as reported in The Wall Street Journal, if the Company’s Common Stock is quoted on the National Market System of the Nasdaq SmallCap Market. On July 1, 2005, the closing price of the Company’s Common Stock on the Nasdaq SmallCap Market was $0.31 per share.

Purchase of Stock Under the 2005 Purchase Plan

The number of whole shares a Participating Employee will be able to purchase in any Purchase Period will be determined by dividing the total payroll amount withheld from the Participating Employee during the Purchase Period pursuant to the Purchase Plan by the purchase price for each share determined as described above, subject to the limitations described above. The purchase will take place automatically on the Purchase Date of such Purchase Period. The Board may, however, set a maximum number of shares that may be purchased by a Participating Employee on any single Purchase Date, if such maximum number is fixed no later than 30 days before the commencement of the applicable Offering Period. In addition to the $25,000 limitation described above, no Participating Employee is permitted to purchase on any Purchase Date more than the number of shares determined by dividing eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the applicable Offering Date into twenty percent (20%) of such participant’s compensation during the Purchase Period for such Purchase Date.

Adjustments

Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the 2005 Purchase Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the 2005 Purchase Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under the 2005 Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split, reverse stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company.

Capital Changes

In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in effect will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in its discretion in such instances, declare that the options under the 2005 Purchase Plan shall terminate as of a date fixed by the Board and give each Participating Employee the right to exercise his or her option as to all of the optioned stock, including shares that would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under the 2005 Purchase Plan will be assumed or an equivalent award will be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board, in its sole discretion, determines that, in lieu of such assumption or substitution, the Participating Employee will be given the right to exercise in full his or her option to purchase all the optioned stock within a limited time period, after which time the Participating Employee’s rights under the 2005 Purchase Plan will terminate. The Board may, if it so determines, also make provision for adjusting the shares reserved and available for issuance under the 2005 Purchase Plan, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

Withdrawal

A Participating Employee may withdraw from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn Participating Employee, without interest, provided that the withdrawal occurs at least 5 business days before the end of the Offering Period. If the withdrawal occurs less than 5 business days before such Purchase Date, payroll deductions will continue for the remainder of that Purchase Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the Participating Employee enrolls in the new Offering Period no later than the 15th day of the month preceding the Offering Date.

Amendment of the 2005 Purchase Plan

The Board may at any time amend, terminate or extend the term of the 2005 Purchase Plan, except that any such termination cannot affect the terms of options to purchase shares previously granted under the 2005 Purchase Plan, nor may any amendment make any change in the terms of an option previously granted which would adversely affect the right of any Participating Employee, nor may any amendment be made without shareholder approval if such amendment would increase the number of shares that may be issued under the Purchase Plan or change the designation of the employees (or class of employees) eligible for participation in the Purchase Plan.

Term of the 2005 Purchase Plan

The 2005 Purchase Plan will continue until the earlier to occur of: (i) termination of the 2005 Purchase Plan by the Board; (ii) the issuance of all the shares of Common Stock reserved for issuance under the 2005 Purchase Plan; or (iii) May 31, 2015, ten years after the date the 2005 Purchase Plan was adopted by the Board.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE 205 PURCHASE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

The 2005 Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Tax Treatment of the Participating Employee.   Participating Employees will not recognize income for federal income tax purposes either upon enrollment in the 2005 Purchase Plan or upon the purchase of shares pursuant to the 2005 Purchase Plan. All tax consequences are deferred until a Participating Employee sells or otherwise disposes of the shares or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the Participating Employee dies while owning the shares, the Participating Employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the Participating Employee has a long-term capital loss for the difference between the price the Participating Employee received or is deemed to have received and the price the Participating Employee paid.

If the shares are sold or are otherwise disposed of including by way of gift (other than by bequest or inheritance upon death) (in any case, a “disqualifying disposition”) within either the one-year or the two-year holding periods described above, then the Participating Employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

Tax Treatment of the Company.   The Company will be entitled to a deduction in connection with the disposition of shares acquired under the 2005 Purchase Plan only to the extent that the Participating Employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, Participating Employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

ERISA

The 2005 Purchase Plan is not subject to any of the provisions of ERISA nor is it qualified under Section 401(a) of the Code.

New Plan Benefits

The benefits to be received by the Company’s executive officers, directors and employees under the 2005 Purchase Plan are not determinable because, under the terms of the 2005 Purchase Plan, the amounts of future stock purchases are based upon elections made by Participating Employees. Future purchase prices are not determinable because they are based upon fair market value of the Company’s Common Stock. No purchase rights have been granted, and no shares of Common Stock have been issued, with respect to 2005 Purchase Plan for which shareholder approval is sought under this Proposal.

Vote Required and Board of Directors’ Recommendation

Approval of the proposed adoption of the 2005 Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and voting on this Proposal, provided that the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote “for” or “against” this Proposal. However, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. Should such shareholder approval not be obtained, then the 2005 Purchase Plan will not be adopted and the Prior Purchase Plan will continue in effect in accordance with its terms.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE ADOPTION OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has selected Grant Thornton LLP, an independent registered public accounting firm, to audit the financial statements of Versant for the current fiscal year ending October 31, 2005. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since June 2003. The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will be available to answer any appropriate questions, and will have the opportunity to make a statement if they desire to do so.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and voting on this proposal will be required to approve this proposal, provided that the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote “for” or “against” this proposal. However, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND
RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF
GRANT THORNTON LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

The following table presents information regarding the beneficial ownership of each class of our capital stock as of June 15, 2005:

•       each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock (which includes certain securities exercisable for or convertible into Common Stock);

•       each of our directors;

•       the Company’s Chief Executive Officer during fiscal 2004 and the Company’s four other most highly compensated executive officers during fiscal 2004 (together, the “named executive officers”); and

•       all directors and executive officers as a group.

The percentage of beneficial ownership for the following table is based on 35,608,793 shares of Common Stock outstanding as of June 15, 2005. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares issuable upon the exercise of options and warrants within 60 days of June 15, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number and percentage ownership of Common Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person.

	Shares of Common Stock
	Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Shareholders:
Vertex(1)	5,147,115	14.5%
Executive Officers and Directors:
Nick Ordon(2)	643,600	1.8%
Lee McGrath(3)	302,428	*
Jochen Witte(4)	848,003	2.4%
Charles Wuischpard	*	*
Henry Delevati(5)	55,000	*
Herbert May(6)	71,555	*
Uday Bellary(7)	20,000	*
Ajay Jain	715,050	2.0%
Bernhard Woebker(8)	250,373	1%
All Directors and Executive officers As a Group (9 persons)(9)	2,906,009	8.2%

*                    Represents less than 1%.

(1)          Includes 100,000 shares of Common Stock owned directly by Vertex Investments International (I) Inc. (“VI”), 489,767 shares of Common Stock owned directly by Vertex Investments International (III) Inc. (“VI-3”), and 6,600 shares of Common Stock owned directly by Vertex Management Pte Ltd (“VM”). Also includes 2,708,838 shares of Common Stock owned directly by Vertex Technology Fund Ltd. (“VTF”), and 704,223 shares of Common Stock owned directly by Vertex Technology Fund (II), Ltd.” (“VTF II”). This amount also includes 902,946 shares of Common Stock issuable upon exercise of Common Stock warrants issued to VTF in connection with the Company’s July 1999 Preferred

Stock financing (the “Financing”), and 234,741 shares of Common Stock issuable upon exercise of Common Stock warrants issued in the Financing to VTF II. Vertex Management (II) Pte Ltd (“VM2”) may be deemed to share voting and dispositive power with respect to shares held of record by VTF and VTF II pursuant to management agreements and those entities and power of attorney granted by those entities to VM2. Vertex Venture Holdings Ltd (“VVH”) may be deemed to share voting and dispositive power with respect to shares held of record by VTF, VTF II, VI, VI-3 and VM as the majority shareholder of VTF, VTF II, VI, VI-3, and as the majority shareholder of Vickers Capital Limited which is the majority shareholder of VM. The address of VTF, VTF II, VVH, VM and VM2 is 77 Science Park Drive, #02-15 Cintech III, Singapore Science Park, Singapore 118256. The address of VI and VI-3 is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The foregoing information is based on the Amendment to Schedule 13D dated May 3, 2005 filed by VTF, VTF II, VVH, VM, VM2, VI, VI-3 and Singapore Technologies Pte. Ltd. with the Securities and Exchange Commission.

(2)          Includes 575,000 shares of Common Stock subject to options exercisable within 60 days of June 15, 2005.

(3)          Includes 240,000 shares of Common Stock subject to options exercisable within 60 days of June 15, 2005.

(4)          Includes 192,791 shares of Common Stock subject to options exercisable within 60 days of June 15, 2005.

(5)          Includes 45,000 shares of Common Stock subject to options exercisable within 60 days of June 15, 2005.

(6)          Includes 74,666 shares of Common Stock subject to options exercisable within 60 days of June 15, 2005.

(7)          Includes 20,000 shares of Common Stock subject to options exercisable within 60 days of June 15, 2005.

(8)          Includes no shares of Common Stock subject to options exercisable within 60 days of June 15, 2005.

(9)          Includes 1,147,457 shares of Common Stock subject to options exercisable within 60 days of June 15, 2005.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the company during each of the twelve months ended October 31, 2002, October 31, 2003 and October 31, 2004 by Nick Ordon, the Company’s President and Chief Executive Officer throughout fiscal 2004, and the Company’s four other named executive officers (as defined in “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” above). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred. Mr. Ordon ceased to be the Company’s President and Chief Executive Officer in June 2005, at which time Jochen Witte was appointed as the Company’s President, Chief Executive Officer and Chief Financial Officer. Mr. McGrath ceased to be the Company’s Chief Financial Officer, Vice President, Finance & Administration and Secretary in June 2005.

		Annual Compensation				Long-Term Compensation
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Compensation(2)		Options (#)	Compensation(3)
Jochen Witte(4)	2004	$124,254	$18,791	$4,699		—	$—
President,	2003	$—	$—	$—		—	$—
European Operations	2002	$—	$—	$—		—	$—
Nick Ordon(5)	2004	$270,000	$75,000	$—		—	$2,666
President and	2003	$259,616	$30,000	$—		—	$3,354
Chief Executive Officer	2002	$273,097	$—	$—		50,000	$1,814
Lee McGrath(6)	2004	$200,000	$58,679	$—		2,000	$460
Vice President, Finance and	2003	$192,309	$—	$—		100,000	$646
Administration Chief Financial Officer and Secretary	2002	$179,619	$—	$—		45,000	$558
Charles Wuischpard(7)	2004	$150,000	$168,270	$—		2,000	$330
Vice President,	2003	$144,231	$160,808	$—		10,000	$756
America/APAC Sales	2002	$143,750	$104,009	$—		42,000	$494
Ajay Jain(8)	2004	$185,006	$—	$—	#	—	$198
President,	2003	$173,436	$18,750	$—	#	85,000	$468
Real Time Business Solutions	2002	$—	$—	$—	#	—	$—

(1)    Reflects amounts earned during the year.

(2)    The amount identified for Mr. Witte in this column represents auto lease payments.

(3)    The amounts identified in this column represent payment of life insurance premiums.

(4)    Does not include options to purchase 280,000 shares of Common Stock granted by Poet to Mr. Witte  that were assumed by Versant at the time of the acquisition of Poet in March 2004. Mr. Witte served as Versant’s  President, European Operations from the time of that acquisition until he became Versant’s President, Chief Executive Officer and Chief Financial Officer in June 2005.

(5)    Mr. Ordon resigned from these positions, and his employment with Versant terminated, in June 2005.

(6)    Mr. McGrath resigned from these positions, and his employment with Versant terminated, in June 2005.

(7)    Mr. Wuischpard resigned from Versant in December 2004.

(8)    Mr. Jain resigned from Versant in April 2004.

Option Grants During Last Fiscal Year

The following table presents information concerning grants of stock options to the named executive officers listed in the Summary Compensation Table above during fiscal 2004. In accordance with the rules of the Securities and Exchange Commission, the table presents the hypothetical gains or “option spreads” that would exist for the options as the end of their respective ten-year terms. These gains are based on assumed annual rates of stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect Versant’s estimate or projection of future stock price growth.

All of the options presented in the table below were granted pursuant to Versant’s 1996 Equity Incentive Plan. These options are either incentive stock options or nonqualified stock options and generally vest and become exercisable with respect to 25% of the shares subject to the option on the nine-month anniversary of the date of grant and with respect to an additional 2.778% of these shares each month thereafter, subject to acceleration in some instances upon achievement of certain performance goals or changes in control of Versant. Options expire ten years from the date of grant. Options are granted at an exercise price equal to the fair market value of Versant Common Stock on the date of grant. The exercise prices for the assumed Poet options held by Mr. Witte and referenced in footnote 4 to the following table are the historic exercise prices of Mr. Witte’s assumed Poet options, as adjusted to reflect the exchange ratio at which Poet common stock was converted and exchanged for Versant common stock in the Poet merger. In the following table, the percentage of total options granted to employees in the last fiscal year is based on options to purchase an aggregate of 79,700 shares of Common Stock granted to employees during fiscal 2004, which does not include options to purchase an aggregate of 1,784,780 shares of Common Stock granted to Poet employees, directors and consultants that were assumed by Versant at the time of the Company’s acquisition of Poet in March 2004.

	Individual Grants				Potential Realizable Value At assumed
	Number of Shares of Common Stock Underlying	Percent of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Annual Rate of Stock Price Appreciation for Option Term
Name	Options Granted	Fiscal 2004	Per Share	Date	5%	10%
Jochen Witte	— (3)	—	—	—	—	—
Nick Ordon	—	—	—	—	—	—
Lee McGrath(1)	2,000	2.5%	$2.40	02/12/14	$3,019	$7,650
Charles Wuischpard(2)	2,000	2.5%	$2.40	03/03/05	—	—
Ajay Jain	—	—	—	—	—	—

(1)          Mr. McGrath’s employment with Versant terminated on June 15, 2005, at which time all of the 2,000 options granted to him in fiscal 2004 were fully vested and exercisable. These options will remain exercisable until February 28, 2006, at which time they will expire and terminate and cease to be exercisable, unless earlier exercised.

(2)          Mr. Wuischpard’s employment with Versant terminated on December 3, 2004, at which time all of the 2,000 options granted to him in fiscal 2004 were fully vested and exercisable. These options remained exercisable until March 3, 2005, at which time they expired and terminated.

(3)          Does not include options to purchase 70,000, 140,000, 28,000, and 42,000 shares of Versant Common Stock at per share exercise prices of $0.35, $0.44, $1.05, and $2.75, respectively, granted by Poet to Mr. Witte that were assumed by Versant at the time of the Company’s acquisition of Poet in

March 2004. These options expire on September 5, 2012, March 23, 2013, January 24, 2012, and April 20, 2011, respectively.

Aggregate Option Exercises During the Last Fiscal Year
And Fiscal Year-End Option Values

The following table reflects the number of shares of Common Stock acquired upon exercise of stock options by the named executive officers during fiscal 2004 and the value realized upon such exercise. Also presented are the numbers of shares of exercisable and unexercisable stock options held as of October 31, 2004 by each of such named executive officers, and values of unexercised “in-the-money” options, which represent the positive difference between the exercise price per share of each outstanding stock option and $0.78, the closing price per share of the Company’s Common Stock on October 31, 2004 on the Nasdaq Stock Market.

	Number of Securities Underlying Unexercised Options at October 31, 2004		Value of Unexercised In-the-Money Options at October 31, 2004		Shares Acquired On	Value Realized Due to
Name	Exercisable	Unexercisable	Exercisable	Unexercisable	Exercise	Exercise
Jochen Witte	146,999	133,001	91,874	118,126	—	$—
Nick Ordon(1)	570,833	4,168	—	—	—	$—
Lee McGrath(2)	219,583	37,084	—	—	5,333	$6,506
Charles Wuischpard	105,054	6,946	12,000	—	—	$—
Ajay Jain	—	—	—	—	40,138	$21,273

(1)          The stock options held by Mr. Ordon are exercisable only as to the shares that were vested as of his June 2005 termination date, and will not continue to vest. Mr. Ordon’s stock options will expire and cease to be exercisable as of March 12, 2006.

(2)          The stock options held by Mr. McGrath are exercisable only as to the shares that were vested as of his June 2005 termination date, and will not continue to vest. Mr. McGrath’s stock options will expire and cease to be exercisable as of February 28, 2006.

Securities Authorized for Issuance under Equity Compensation Plans

The following information is provided with respect to our equity compensation plans (including individual compensation arrangements) as of October 31, 2004:

			Number of Securities
			remaining available
			for
	Number of Securities	Weighted-Average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan Category	warrants and rights(1)	and rights	column (a))
	(a)
Equity Compensation Plans approved by security holders	2,947,680	$2.92	2,747,947 (2)
Equity Compensation Plans not approved by security holders	— (3)	$—	—
Total	2,947,680 (3)	$2.92	2,747,947 (2)

(1)          Excludes purchase rights currently accruing under the 1996 Employee Stock Purchase Plan.

(2)          Includes shares available for future issuance under the 1996 Employee Stock Purchase Plan. As of October 31, 2004, an aggregate of 57,280 shares of Versant common stock were available for future issuance under this purchase plan.

(3)          Excludes options to purchase 1,826,780 shares of Versant common stock assumed by Versant in connection with its merger with Poet Holdings, Inc. The weighted-average exercise price of those outstanding options is $3.44 per share (as of October 31, 2004). No additional options may be granted under which those assumed options were originally granted.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

As part of a restructuring plan that Versant announced on June 14, 2005, Nick Ordon, Versant’s former Chairman of the Board, Chief Executive Officer and President, and Lee McGrath, Versant’s former Vice President, Finance & Administration, Chief Financial Officer and Secretary, resigned from those positions effective immediately after June 14, 2005. Jochen Witte, Versant’s President, European Operations, became Versant’s Chief Executive Officer, President and Chief Financial Officer effective June 15, 2005.

In connection with the termination of Mr. Ordon’s and Mr. McGrath’s employment with Versant, each of them entered into a separation agreement with Versant dated as of June 14, 2005. These separation agreements provide that Mr. Ordon’s and Mr. McGrath’s employment with Versant terminated in June 2005 and provide that each former officer will, during his defined severance period, receive severance payments equal to the payments that would have been made as his current base salary in installments at regular pay periods as well as payment by Versant of premiums to continue his coverage under Versant’s medical plans. In addition, each officer is allowed additional time during his severance period to exercise any of his Versant stock options that are vested at the date the officer’s employment terminated. Mr. Ordon’s severance period runs from his termination date through March 12, 2006 and Mr. McGrath’s severance period runs from his termination date through February 28, 2006. In consideration of this severance and other agreements, Mr. Ordon and Mr. McGrath each granted Versant a full general release, agreed to certain non-competition and non-solicitation covenants during the severance period and agreed to provide certain consulting services to Versant during the severance period. Mr. Ordon’s consulting obligation is to perform up to 40 hours per week of services for Versant through June 30, 2005 and thereafter up to 10 hours per month. Mr. McGrath’s consulting obligation is to provide up to 40 hours of consulting services per week through August 31, 2005 and thereafter up to 10 hours per month. A breach of an officer’s obligations under his separation agreement is grounds for Versant to terminate his severance compensation.

In connection with the consummation of our merger with Poet in March 2004, a German affiliate of the Company entered into an employment agreement with Jochen Witte, then President and Chief Executive Officer of Poet, pursuant to which the Company agreed to appoint Mr. Witte as the Company’s President of European Operations after consummation of the merger. The term of his employment agreement is a period of three years beginning on April 1, 2004, and Mr. Witte receives an annual base salary of EURO 150,000 and a target bonus of EURO 75,000 connected to the performance of Versant’s European operations, in addition to other benefits. Under the terms of this agreement with Mr. Witte, if Versant terminates Mr. Witte’s employment without cause it must continue to pay him his salary for the remaining term of the agreement. In connection with his assuming the offices of Chief Executive Officer, President and Chief Financial Officer of Versant as described above, Mr. Witte’s existing employment agreement was modified effective June 15, 2005 to increase his annual salary rate to $270,000 per annum and to increase his annual target bonus amount to a potential maximum of $150,000. As of the date hereof, Mr. Witte’s new compensation package has not been reduced to a written agreement.

Versant entered into an employment contract with Ajay Jain in November 2002 upon consummation of Versant’s acquisition of Mokume Software, Inc., a company of which Mr. Jain had been a founder, officer and stockholder. Under his employment contract, Mr. Jain was appointed as Versant’s President, Real-Time Computing Business with a base annualized salary of $190,000 per year and an opportunity to earn a bonus of up to $75,000 subject to the achievement of performance objectives. Mr. Jain’s employment contract also called for him to be awarded an option to purchase up to 85,000 shares of Versant common stock subject to Versant’s standard vesting and other terms. The employment contract provided that if Mr. Jain’s employment was terminated by Versant “without cause” prior to November 20, 2004, then he would be entitled to severance consisting of continuation of his base salary and medical insurance coverage for a period of twelve months (if the termination occurred on or before November 19, 2003) or six months (if the termination occurred after November 19, 2003 and before November 20, 2004). Mr. Jain’s employment terminated on April 21, 2004. In connection with the termination of his employment, Mr. Jain entered into a Termination and Release Agreement with Versant that confirmed the terms of his severance, which was paid in accordance with the terms described above, and pursuant to which Mr. Jain granted Versant a release of claims.

REPORT OF THE COMPENSATION COMMITTEE

This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”) by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Versant’s Compensation Committee makes policy and decisions regarding compensation, including stock option grants, for the Company’s executive officers, and oversees compensation policy for all other employees. During fiscal 2004, the members of the Compensation Committee were Dr. Herbert May, Uday Bellary, William Henry Delevati and Daniel Roberts. Dr. May has served on the Compensation Committee since May 2004 and is currently the Chairman of this committee. Mr. Roberts was a member of the Compensation Committee from the beginning of fiscal year 2004 until he resigned from the Board of Directors in connection with the completion of the Company’s business combination with Poet Holdings, Inc. in March 2004. All members of the Compensation Committee during fiscal 2004 were outside directors who were not employees of the Company and had not been employees of the Company for at least the previous two years.

General Compensation Policy

The Compensation Committee acts on behalf of the Board to establish the general compensation policy for Versant. The Compensation Committee reviews and establishes base salary levels and target bonuses for the Company’s Chief Executive Officer and other executive officers each year. The Compensation Committee also administers the Company’s 1996 Equity Incentive Plan, the Company’s 1996 Employee Stock Purchase Plan, and 1996 Directors’ Plan. If the 2005 Equity Incentive Plan, 2005 Directors Stock Option Plan or the 2005 Employee Stock Purchase Plan that are the subjects of Proposals Nos. 3 through 5 are approved, the Compensation Committee would also administer such plans. The Compensation Committee has authorized the Company’s CEO to grant stock options to non-executive employees under the 1996 Equity Incentive Plan, subject to certain limitations and criteria. The Compensation Committee’s overall policy is to offer Versant’s CEO and other executive officers competitive compensation consistent with the Company’s size, revenue and cash reserves. Each executive officer’s compensation package is comprised of three elements:

(i)    Base salary, which reflects individual performance and is designed to be competitive with salary levels for comparable companies;

(ii)   Incentive bonuses payable in cash, which may be based on the Compensation Committee’s assessment of an executive’s overall performance, on overall Company financial performance or the achievement of internal Company objectives; and

(iii)  Long-term stock-based incentive awards, typically stock options, designed to align the interests of the Company’s executive officers and the Company’s shareholders.

The size of any option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with Versant and the base salary associated with that position, the size of comparable grants made to individuals in similar positions in the Company’s industry, the individual’s performance in recent periods and the number of options held by the individual at the time of grant. The relative weight given to these factors varies with each individual at the discretion of the Compensation Committee. To assist the Compensation Committee in gauging comparable compensation, the Compensation Committee has used from time to time, and expects to continue to use from time to time, independent industry surveys and, in some cases, outside consultants.

Executive Officer Compensation

In fiscal 2004, the Company paid bonuses to Mr. McGrath and Mr. Witte in recognition of achievements of the Company’s overall business performance. The Committee also reviewed the equity incentives of the Company’s executive officers, and granted Mr. McGrath and Mr. Wuischpard 2,000 shares of additional stock options each to provide them appropriate incentives.

Chief Executive Officer Compensation

The Compensation Committee intends to review annually the performance and compensation of the Company’s President and Chief Executive Officer, and to use the criteria and procedures described above in setting his cash and equity compensation. Nick Ordon, who resigned as the Company’s Chairman of the Board, Chief Executive Officer and President effective June 15, 2005, served as the Company’s President, Chief Executive Officer and a director from January 5, 1998 through that date. Mr. Witte, who previously served as the Company’s President, European Operations, became the Company’s Chief Executive Officer, President and Chief Financial Officer effective June 15, 2005. (For more information regarding Mr. Witte’s fiscal 2004 compensation, please see the section above entitled “Employment Contracts and Termination of Employment and Change-in-Control Arrangements,” as well as the portion of this Report of the Compensation Committee entitled “Executive Officer Compensation.”)

The Compensation Committee reviews and establishes the base salary of the Company’s Chief Executive Officer based on its assessment of salary levels for Chief Executive Officers of comparable companies and competitive factors necessary to attract and retain qualified executives to the Company. In the past the Compensation Committee has also considered industry salary surveys and/or consultant reports, as and when it deems appropriate. The Compensation Committee also assesses the Chief Executive Officer’s past performance and its expectations as to his future contribution in achieving the Company’s long-term goals and objectives.

The Committee evaluated Mr. Ordon’s fiscal 2004 compensation primarily based on the Company’s overall performance and the achievement of certain strategic objectives, together with the maintenance of stability in the Company’s financial results and liquid assets.

Mr. Ordon was not granted a stock option in fiscal 2004, principally due to an assessment that his current option holdings were appropriate based on the Company’s then-current capitalization. In fiscal 2004, the Committee in its discretion awarded Mr. Ordon a cash bonus of $75,000 in recognition of overall achievements of the Company’s business performance and corporate objectives.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Versant intends to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2005. In any event, we do not expect cash compensation to any of our executive officers to exceed $1 million.

COMPENSATION COMMITTEE

Herbert May
Uday Bellary
William Henry Delevati

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee of the Company’s board of directors (the “Audit Committee”) is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

The Audit Committee is composed of three independent directors and operates under a written charter approved by the Audit Committee and adopted by the Board. Messrs. Bellary and Delevati and Dr. May are the current members of the Audit Committee. Dr. May has served on the Audit Committee since May 2004, and Messrs. Bellary and Delevati served on the Audit Committee for the entire fiscal year. Mr. Bellary was elected as Chairman of the Audit Committee in July 2003 and continues to serve as Chairman. Messrs. Shyam Rangole and Daniel Roberts were members of the Audit Committee from the beginning of fiscal year 2004 until they resigned from the Board in connection with the completion of the Company’s business combination with Poet Holdings, Inc. in March 2004. The Audit Committee recommends to the Board, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including by discussions with management and the Company’s independent registered public accounting firm.

In this context, the Audit Committee has reviewed, and has met and held discussions with management and the independent registered public accounting firm regarding, the Company’s audited financial statements for fiscal 2004. As part of this discussion management has confirmed to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, including the representation of the Company’s management with regard to the audited, consolidated financial statements, and the Audit Committee’s review of the disclosures referenced in the preceding paragraph, the Company’s audited consolidated financial statements and the report of the independent registered public accounting firm thereon, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Uday Bellary
William Henry Delevati
Herbert May

Principal Accountant Fees and Services

The independent registered public accounting firm of Grant Thornton LLP was selected to serve as the Company’s independent registered public accountant to perform the audit of the Company’s financial statements for the fiscal years ended October 31, 2004 and 2003. The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer any appropriate questions.

Effective June 23, 2003, the Company dismissed KPMG LLP as its independent accountants. The decision to dismiss KPMG LLP was approved by the audit committee of our board of directors on June 23, 2003. The report of KPMG LLP on our consolidated financial statements for the fiscal year ended October 31, 2002, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG LLP has only reported on our consolidated financial statements for the fiscal year ended October 31, 2002. In connection with the audit of our financial statements for the fiscal year ended October 31, 2002 and the subsequent interim periods preceding the dismissal, we had no disagreements with KPMG LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. We requested KPMG LLP to furnish a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the above statements. A copy of that letter, dated June 24, 2003, indicating KPMG LLP’s agreement with the foregoing, is filed as Exhibit 16 to our report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2003.

The table below sets forth the aggregate audit fees, audit-related fees, tax fees and all other fees billed for services rendered by the Company’s principal accountant in our fiscal years ended October 31, 2004 and 2003.

	Fiscal	Fiscal
Fee Category	2004	2003
Audit Fees	$595,036	$222,630
Audit-Related Fees	78,449	30,310
Tax Fees	—	—
All Other Fees	—	—
Total All Fees	$673,485	$252,940

Audit Fees include aggregate fees billed for professional services rendered in connection with Grant Thornton LLP’s audit of Versant’s annual consolidated financial statements for the fiscal years 2003 and 2004, the reviews of Versant’s consolidated financial statements included in the Quarterly Reports on Forms 10-Q for each of those fiscal years, and the attestation services for the statutory audits of international subsidiaries

Audit-Related Fees include professional services rendered in connection with the various acquisitions completed by the Company and related regulatory fillings.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve at the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit Committee pre-approves these services by authorizing specific projects within the categories of service outlined above. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee considered the services listed above to be compatible with maintaining Grant Thornton LLP’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires Versant’s directors and officers, and persons who own more than 10% of a registered class of Versant’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish Versant with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such forms furnished to Versant and written representations from the executive officers and directors of the company, Versant believes that all Section 16(a) filing requirements were met during fiscal 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the execution of the merger agreement with Poet, on September 26, 2003, Versant entered into a Preferred Stock Conversion Agreement with Vertex Technology Fund, Ltd., Vertex Technology Fund (II), Ltd. and the Joseph M. Cohen Family Limited Partnership (collectively, the “Preferred Shareholders”). Pursuant to this agreement, the Preferred Shareholders agreed to vote for certain actions that would cause their 1,313,743 then outstanding shares of Versant Series A Preferred Stock to be converted into shares of Versant Common Stock immediately after consummation of the Company’s merger with Poet. The conversion of the Preferred Shareholders’ shares of Series A Preferred Stock into Common Stock occurred at an increased conversion rate that resulted in each such share of Series A Preferred Stock being converted into three shares of Versant Common Stock (whereas previously, each outstanding share of Versant’s Series A Preferred Stock was convertible into two shares of our Common Stock). In addition, in exchange for the Preferred Shareholders’ agreement to convert, effective upon such conversion, outstanding warrants to purchase a total of 1,313,743 shares of Versant Common Stock held by the Preferred Shareholders were amended to reduce the exercise price of such warrants from $2.13 to $1.66 per share of Common Stock and to extend the term of such warrants by one year.

In connection with the Company’s merger with Poet that was completed in March 2004, certain of Poet’s directors and officers, including Jochen Witte and his spouse, entered into voting agreements with the Company and Poet. Pursuant to these voting agreements, they agreed to vote all of their shares of Poet Common Stock in favor of the merger agreement and related matters and against certain inconsistent proposals, and granted irrevocable proxies to the Company to vote their shares of Poet Common Stock subject to such voting agreements in accordance therewith.

In connection with the completion of the merger with Poet, a German affiliate of the Company entered into an employment agreement with Jochen Witte. That agreement is described above, under “Employment Contracts and Termination of Employment and Change-in-Control Arrangements,” as is the subsequent modification to Mr. Witte’s compensation that occurred June 2005. In addition, under the merger agreement with Poet, the Company agreed to appoint Mr. Witte, who was a director of Poet prior to the merger, to serve on the board of directors of Versant and Poet following the merger. Pursuant to the merger agreement, Versant agreed to assume and perform the obligations of Poet, subject to certain exceptions, under any indemnification agreements that existed as of the date of the merger agreement with any individual who was an executive officer or director of Poet as of that date, including any indemnification agreement with Mr. Witte.

Upon completion of the merger, Versant assumed all outstanding Poet stock options, including options to purchase 280,000 shares and 4,900 shares of Versant Common Stock, held by Jochen Witte and his spouse, respectively.

The Company has entered into a consulting arrangement with Mr. Woebker. Under the arrangement the Company compensates Mr. Woebker with a monthly fee of $5,000 plus reimbursement for all travel expenses related to the consulting activities on behalf of the Company.

In connection with Versant’s acquisition of Mokume, up to 632,400 shares of Versant common stock issued to Mr. Jain in that transaction were subject to potential repurchase by Versant at a nominal price if Mr. Jain’s employment with Versant terminated during the two year period immediately following the closing of the acquisition, with the number of shares subject to such repurchase right being reduced by 26,350 shares per month of continuous employment. If Mr. Jain’s employment with Versant was terminated “without cause” during such two-year period, then, at its option, Versant could either release all of such shares from such repurchase option or repurchase any unvested shares, in which case Versant would be obligated to transfer to Mr. Jain Mokume technology, subject to Versant’s retention of a non-exclusive license to that technology. All of these 632,400 shares were released from Versant’s repurchase option pursuant to an Amendment Agreement dated as of September 26, 2003 among Versant, Mr. Jain and other former Mokume stockholders, as described below.

In connection with the Mokume acquisition, Mr. Jain also entered into a Non-Competition Agreement with Versant in which he agreed not to compete with Versant’s real-time computing business for up to two years following the closing of Versant’s acquisition of Mokume. However, if Mr. Jain’s employment with Versant were terminated “without cause” then the non-competition covenant would terminate unless Versant continued to pay Mr. Jain severance at the rate provided in his employment agreement.

Ajay Jain is one of several parties to a certain Amendment Agreement dated September 26, 2003 entered into among Versant and certain of the former stockholders of Mokume Software, Inc., or Mokume, that amended the Agreement and Plan of Reorganization dated as of November 19, 2002 pursuant to which Versant acquired Mokume (the “Mokume Merger Agreement”).

Under the terms of the Mokume Merger Agreement, Versant was entitled to repurchase from the former Mokume stockholders a total of 1,212,000 of the shares of Versant Common Stock issued to the Mokume stockholders under the Mokume Merger Agreement (the “Contingent Shares”) at the price of $0.01 per share if certain contingencies related to the Mokume acquisition did not occur within a defined time period (the “Contingency”). The Contingent Shares held by certain of the former Mokume stockholders were also subject to monthly vesting conditions based on their continued employment with Versant over a two-year period beginning on November 19, 2002. In addition, the Contingent Shares and all other shares issued to the former Mokume stockholders under the Mokume Merger Agreement were subject to potential forfeiture to Versant to satisfy claims for indemnification that might be asserted by Versant for breaches of Mokume’s representations and warranties under the Merger Agreement, subject to certain release conditions.

The principal changes to the Mokume Merger Agreement effected by the Amendment Agreement are summarized below.

•       A total of 363,600 of the Contingent Shares (including 189,720 shares then owned by Mr. Jain) were forfeited by the former Mokume stockholders and cancelled without consideration. The remaining 848,400 Contingent Shares (which include 442,680 shares then owned by Mr. Jain) were released from the Contingency and from any vesting restrictions now applicable to them.

•       Subject to certain conditions, the 2,060,400 remaining Mokume Shares were to be released from the risk of forfeiture to satisfy claims for indemnification made by the Company under the Merger Agreement in installments over time as follows: (a) 606,400 shares were released from potential forfeiture under indemnification claims on September 26, 2003.and (b)  the balance of 1,454,000 shares were to be released in various increments at various times during the one-year period beginning on November 19, 2003 and ending November 19, 2004, when all shares not previously forfeited would be released from indemnification claims. Under this formula, 845,000 shares have been released from potential forfeiture under indemnification claims in various increments at various times through the period ending November 19, 2004; and

•       The Amendment Agreement also provides former Mokume stockholders certain rights to satisfy Versant indemnification claims in cash in lieu of forfeiting Mokume Shares.

•       All of the remaining 690,000 Mokume Shares are currently being held by Versant to potentially satisfy indemnity claims by the Company.

Except for compensation arrangements described in the “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” section above and the arrangements described above in this “Certain Relationships and Related Transactions” section, since November 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest.

COMPANY STOCK PRICE PERFORMANCE

The following line graph compares the cumulative total return to shareholders on Versant Corporation Common Stock since December 31, 1999. The graph compares shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Index.

The graph assumes that $100 was invested on December 31, 1999 in Versant’s Common Stock in the Nasdaq Composite Index and in the Nasdaq Computer and Data Processing Index and that all dividends were reinvested. Shareholder returns over the period indicated should not be considered indicative of future shareholder returns.

The information contained in this Company Stock Price Performance section shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Versant specifically incorporates it by reference into such filing.

	Cumulative Total Return
	12/31/99	12/31/00	10/31/01	10/31/02	10/31/03	10/31/04
VERSANT CORPORATION	100.00	25.71	34.29	6.06	20.57	8.91
NASDAQ STOCK MARKET (U.S.)	100.00	59.15	37.89	27.30	38.28	37.57
NASDAQ COMPUTER & DATA PROCESSING	100.00	53.06	33.41	26.46	36.13	39.78

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2006 Annual Meeting of Shareholders, or “2006 Meeting,” must be received by the Company at its principal executive offices by no later than March     , 2006 (the “Deadline Date”) in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. If a shareholder wishes to present a proposal directly at the 2006 Meeting that is not to be included in the Company’s proxy materials for that meeting then under SEC Rule 14a-4(c)(1) proxies solicited by the Company for the 2006 Meeting may be voted by the Company’s proxy holders in their discretion with respect to such proposal unless the Company receives written notice of the proposal by no later than the close of business on June      , 2006 (the “Discretionary Deadline Date”). Even if such a shareholder proposal is timely received by the Discretionary Deadline Date, the Company retains discretion to vote proxies it receives on such proposal provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent of the proposal does not issue a proxy statement. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to, any proposal that does not comply with these and other applicable requirements.

Although the Company has not yet determined the date on which its 2006 Meeting will be held, it currently expects that the date of the 2006 Meeting will be more than 30 days earlier than the date of this year’s Meeting, and if that is the case, then the Deadline Date and Discretionary Deadline Date indicated in the preceding paragraph will be changed and advanced to earlier dates. Pursuant to SEC Rule 14a-5(f), the Company will provide shareholders with notice of any such change in the Deadline Date and Discretionary Deadline Date for the 2006 Meeting under a report subsequently filed by it with the SEC on Form 10-QSB or other permitted filing.

OTHER MATTERS

The Board does not presently intend to bring any other matters before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that Proxies, in the form enclosed, will be voted in respect of any such other matters in accordance with the judgment of the persons voting such Proxies.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

AVAILABILITY OF ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE FREE OF CHARGE, UPON REQUEST.

EXHIBIT A

Text of Proposed Amendment to the Amended and Restated Articles of Incorporation of Versant Corporation

Article III of the Articles of Incorporation of this corporation is hereby amended to read in its entirety as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and Preferred Stock,” both of which shall have no par value. The total number of shares of all classes which the Corporation is authorized to issue is seven million six hundred sixty-eight thousand six hundred twenty-five (7,668,625) shares. The total number of shares of Common Stock authorized to be issued is seven million five hundred thousand (7,500,000) shares. The total number of shares of Preferred Stock authorized to be issued is one hundred sixty-eight thousand six hundred twenty-five (168,625) shares, sixty-eight thousand six hundred twenty-five (68,625) of which are designated as “Series A Preferred Stock.”  Effective upon the amendment of this Article III to read as set forth herein, each outstanding share of Common Stock shall be combined and converted into one-tenth (0.10) of a share of Common Stock.

The Preferred Stock authorized by the Articles of Incorporation of this Corporation may be issued from time to time in series. Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or series thereof in Certificates of Determination or the Corporation’s Articles of Incorporation, the Board of Directors of this Corporation is authorized, from time to time, to determine or alter the rights, preferences, privileges and restrictions granted to, or imposed upon, any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series prior to or subsequent to the issuance of shares of that series.”

A-1

EXHIBIT “B”

VERSANT CORPORATION
2005 EQUITY INCENTIVE PLAN

As Adopted June 1, 2005

1.   PURPOSE; EFFECTIVE DATE.   The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. This Plan will become effective on the first date (the “Effective Date”) on which it has been both (a) adopted by the Board and (b) approved by the shareholders of the Company.  Capitalized terms not defined in the text are defined in Section 23.

2.   SHARES SUBJECT TO THE PLAN.

2.1   Number of Shares Available.   Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan (the “Reserved Shares”) will be the sum of (a) the Available Prior Plan Shares (as defined below) plus (b) any and all Forfeited Prior Plan Shares (as defined below); provided, that the number of Reserved Shares shall not exceed an aggregate of 4,556,858 Shares, as constituted at the opening of business on the Effective Date. The “Available Prior Plan Shares” means the number of shares of the Company’s Common Stock reserved for issuance under the Company’s 1996 Equity Incentive Plan, as amended (the “Prior Plan”) on the Effective Date that, on the Effective Date, are not (i) issued and outstanding as a result of the grant or exercise of awards granted under the Prior Plan or (ii) subject to stock options or other awards granted under the Prior Plan that are then outstanding. “Forfeited Prior Plan Shares” means (i) shares of Common Stock issued under the Prior Plan that are outstanding on the Effective Date and are thereafter repurchased by the Company at their original issuance price pursuant to the terms of the Prior Plan and/or agreements entered pursuant thereto and (ii) the shares of Common Stock that, on the Effective Date, are subject to any then outstanding stock option granted under the Prior Plan and which thereafter cease to be subject to such stock option for any reason other than its exercise.   The Available Prior Plan Shares and all Forfeited Prior Plan Shares will no longer be available for grant and issuance under the Prior Plan but will be available for grant and issuance under this Plan.  Subject to Sections 2.2 and 18, (x) Shares that are subject to issuance upon exercise of an Option granted under this Plan but that cease to be subject to such Option for any reason other than exercise of such Option, (y) Shares that are subject to any Award granted under this Plan but are forfeited or are repurchased by the Company at their original issue price or (z) Shares that are subject to an Award granted under this Plan that otherwise terminates without Shares being issued, will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan. No more than ten million (10,000,000) Shares may be issued under this Plan pursuant to the exercise of ISOs.

2.2   Adjustment of Shares.   In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the maximum number of Reserved Shares set forth in Section 2.1 above, (c) and the maximum number of Shares that may be issued under this Plan pursuant to the exercise of ISOs as set forth in Section 2.1 above, (d) the Exercise Prices of and number of Shares subject to outstanding Options, (e) the number of Shares subject to other outstanding Awards and (f) the numbers of Shares referenced in Section 3 below, will each be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.   ELIGIBILITY.   ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 400,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) who are eligible to receive up to a maximum of 600,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4.   ADMINISTRATION.

4.1   Committee Authority.   This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)           construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)          prescribe, amend and rescind rules and regulations relating to this Plan;

(c)           select persons to receive Awards;

(d)          determine the form and terms of Awards;

(e)           determine the number of Shares or other consideration subject to Awards;

(f)             determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)           grant waivers of Plan or Award conditions;

(h)          determine the vesting, exercisability and payment of Awards;

(i)             correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)              determine whether an Award has been earned; and

(k)          make all other determinations necessary or advisable for the administration of this Plan.

4.2   Committee Discretion.   Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3   Exchange Act Requirements.   During all times that the Company is subject to Section 16 of the Exchange Act, the Company will take appropriate steps to comply with the requirements of SEC Rule 16b-3 (or other rules of the SEC) for the exemption of awards from the application of Section 16(b) of the Exchange Act.

5.   OPTIONS.   The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1   Form of Option Grant.   Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2   Date of Grant.   The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3   Exercise Period; Vesting.   Options may be exercisable immediately (subject to repurchase pursuant to Section 12 of this Plan) or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option. Notwithstanding the foregoing: (a) no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; (b) no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted; and (c) in no event shall an Option that is granted to an employee who is a non-exempt employee for purposes of overtime pay under the Fair Labor Standards Act of 1938 be exercisable earlier than six (6) months after its date of grant. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines; provided that (subject to earlier termination of the Option) each Option granted to a non-officer employee shall vest at the rate of no less than twenty percent (20%) of the total number of Shares originally subject to such Option (as such number may be adjusted pursuant to Section 2) per year over the five (5) year period beginning on the date such Option is granted, subject to such person’s continued employment with the Company or Parent or Subsidiary. Unless the Committee provides otherwise, the vesting of an Option granted under this Plan may be suspended during any leave of absence as may be set forth in any Company policy.

5.4   Exercise Price.   The Exercise Price of an Option will be determined by the Committee when the Option is granted and will not be less than 100% of the Fair Market Value of the Shares on the date of grant (110% in the case of any ISO granted to a Ten Percent Shareholder). Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5   Method of Exercise.   Options may be exercised only by delivery to the Company of a stock option exercise agreement  (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6   Termination.   Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)           If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)          If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years after the Termination Date as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)           If a Participant is determined by the Board to have committed an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or  Parent or Subsidiary, neither such Participant, such Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service such Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making the determination described in this subsection, the Board shall give the Participant an opportunity to present evidence to the Board. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that such Participant’s service is terminated.

5.7   Limitations on Exercise.   The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8   Limitations on ISO.   The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9   Modification, Extension or Renewal.   The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10   No Disqualification.   Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.   RESTRICTED STOCK.   A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1   Form of Restricted Stock Award.   All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the Participant. If such Participant does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer  of such Restricted Stock will terminate, unless otherwise determined by the Committee.

6.2   Purchase Price.   The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and will be at least 100% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3   Restrictions.   Restricted Stock Awards will be subject to such restrictions (if any) as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

7.   STOCK BONUSES.

7.1   Awards of Stock Bonuses.   A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2   Terms of Stock Bonuses.   The Committee will determine the number of Shares to be awarded to the Participant and whether such Shares will be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine:  (a) the nature, length and starting date of any period during which performance is to be measured (the “Performance Period”) for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3   Form of Payment.   The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

7.4   Termination During Performance Period.   If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent such Stock Bonus is earned as of the date of Termination in accordance with the terms of the applicable Performance Stock Bonus Agreement, unless the Committee will determine otherwise.

8.   PAYMENT FOR SHARE PURCHASES.   Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)          by cancellation of indebtedness of the Company to the Participant;

(b)         by surrender of shares that either:  (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)          by waiver of compensation due or accrued to the Participant for services rendered;

(d)         with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)          through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the

Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)          through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e)          by any combination of the foregoing.

9.   WITHHOLDING TAXES.

9.1   Withholding Generally.   Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, a payment in satisfaction of an Award is to be made in cash, each such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2   Stock Withholding.   When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee and will be subject to the following restrictions:

(a)           the election must be made on or prior to the applicable Tax Date;

(b)          once made, then except as provided below, the election will be irrevocable as to the particular Shares as to which the election is made;

(c)           all elections will be subject to the consent or disapproval of the Committee;

(d)          if the Participant is an Insider and if the Company is subject to Section 16(b) of the Exchange Act:  (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date) or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales or earnings; and

(e)           in the event that the Tax Date is deferred until six (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant will receive the full number of Shares with respect to which the exercise occurs, but such Participant will be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

10.   PRIVILEGES OF STOCK OWNERSHIP.

10.1   Voting and Dividends.   No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price pursuant to Section 12.

10.2   Financial Statements.   The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, except as required by applicable law the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11.   TRANSFERABILITY.   Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant any Award granted to such Participant will be exercisable only by such Participant, and any elections with respect to any such Award, may be made only by such Participant.

12.   RESTRICTIONS ON SHARES.   At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at:  (A) with respect to Shares that are “Vested” (as defined in the Award Agreement), the higher of:  (l) Participant’s original Purchase Price, or (2) the Fair Market Value of such Shares on Participant’s Termination Date, provided, that such right of repurchase (i) must be exercised as to all such “Vested” Shares unless a Participant consents to the Company’s repurchase of only a portion of such “Vested” Shares and (ii) terminates when the Company’s securities become publicly traded; or (B) with respect to Shares that are not “Vested” (as defined in the Award Agreement), at the Participant’s original Purchase Price, provided that, for any Participant who is a non-officer employee immediately prior to such Participant’s Termination, the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over five (5) years from the date the Shares were purchased (or from the date of grant of options in the case of Shares obtained pursuant to a Stock Option Agreement and Stock Option Exercise Agreement).

13.   CERTIFICATES.   All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.   ESCROW; PLEDGE OF SHARES.   To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

15.   EXCHANGE AND BUYOUT OF AWARDS.   The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree. The exercise of the authority provided in this Section 15 is circumscribed to the extent necessary to avoid the inadvertent application of the interest and additional tax provisions of Section 409A of the Code.

16.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.   An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to:  (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.   NO OBLIGATION TO EMPLOY.   Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.   CORPORATE TRANSACTIONS.

18.1   Assumption or Replacement of Awards by Successor.   In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger or consolidation in which the Company is the surviving corporation but the Company’s shareholders immediately prior to the consummation of the merger or consolidation (other than any shareholder that merges or consolidates, or controls another corporation that merges or consolidates, with the Company in such merger or consolidation) own less than 50% of the surviving corporation immediately after such merger or consolidation, or (d) the sale of substantially all of the assets of the Company, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of then outstanding Shares held by any Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to such Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Board will determine.

18.2   Other Treatment of Awards.   Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

18.3   Assumption of Awards by the Company.   The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.   SHAREHOLDER APPROVAL.   This Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the shareholders of the Company; and (c) in the event that shareholder approval of such increase is not obtained within the time period provided herein, all Awards granted hereunder pursuant to such increase will be canceled, any Shares issued pursuant to any such Award will be canceled, and any purchase of Shares pursuant to such increase will be rescinded. So long as the Company is subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to shareholder approval.

20.   TERM OF PLAN/GOVERNING LAW.   Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of shareholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21.   AMENDMENT OR TERMINATION OF PLAN.   The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, the California Department of Corporations, or (if the Company is subject to the Exchange Act or Section 16(b) of the Exchange Act) pursuant to the Exchange Act or SEC Rule 16b-3 (or its successor), as amended, thereunder, respectively.

22.   NONEXCLUSIVITY OF THE PLAN.   Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.   DEFINITIONS.   As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company” means Versant Corporation, a California corporation, or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)    if such Common Stock is then quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, then its closing price on such market on the date of determination as reported in The Wall Street Journal;

(b)   if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or

(c)    if none of the foregoing is applicable, by the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this Versant Corporation 2005 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, independent contractor, consultant, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

EXHIBIT “C”

VERSANT CORPORATION
2005 DIRECTORS STOCK OPTION PLAN

As Adopted June 1, 2005

1.   PURPOSE.   This 2005 Directors Stock Option Plan (this “Plan”) is established to provide equity incentives for nonemployee members of the Board of Directors of Versant Corporation (the “Company”), who are described in Section 6.1 below, by granting such persons options to purchase shares of stock of the Company.

2.   ADOPTION AND SHAREHOLDER APPROVAL.   This Plan will become effective on the first date (the “Effective Date”) that it has been both (i) adopted by the Board of Directors of the Company (the “Board”) and (ii) approved by the shareholders of the Company. This Plan shall be approved by the shareholders of the Company, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board. Options to purchase Shares (“Options”) may be granted under this Plan on and after the Effective Date provided that, in the event that shareholder approval is not obtained within the time period provided herein, this Plan, and all Options granted hereunder, shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the shareholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such shareholder approval is not obtained. So long as the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the Company will comply with the applicable requirements of Rule 16b-3.

3.   TYPES OF OPTIONS AND SHARES.   Options granted under this Plan shall be non-qualified stock options (“NQSOs”). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the “Shares”) are shares of the Common Stock of the Company.

4.   NUMBER OF SHARES.   Subject to adjustment as provided in this Plan, the total number of Shares reserved and available for grant and issuance pursuant to this Plan (the “Reserved Shares”) will be the sum of  (a) the Available Prior Plan Shares (as defined below) plus (b) any and all Forfeited Prior Plan Shares (as defined below);  provided, that the number of Reserved Shares shall not exceed an aggregate of 490,000  Shares, as constituted at the opening of business on the Effective Date. “Available Prior Plan Shares” means the number of shares of the Company’s Common Stock reserved for issuance under the Company’s 1996 Directors Stock Option Plan, as amended (the “Prior Plan”) on the Effective Date that, on the Effective Date, are not (i) issued and outstanding as a result of the exercise of options granted under the Prior Plan or (ii) subject to stock options granted under the Prior Plan that are then outstanding. “Forfeited Prior Plan Shares” means (i) shares of Common Stock issued under the Prior Plan that are outstanding on the Effective Date and are thereafter repurchased by the Company at their original issuance price pursuant to the terms of the Prior Plan and/or agreements entered pursuant thereto and (ii) the shares of Common Stock that, on the Effective Date, are subject to any then outstanding stock option granted under the Prior Plan and which thereafter cease to be subject to such stock option for any reason other than its exercise. All Available Prior Plan Shares and Forfeited Prior Plan Shares will no longer be available for grant and issuance under the Prior Plan but will be available for grant and issuance under this Plan. Subject to the limitations on the maximum number of Shares issuable under this Plan, Shares that are subject to issuance upon exercise of an Option granted under this Plan but cease to be subject to such Option for any reason other than exercise of such Option, and Shares issued pursuant to this Plan that are repurchased by the Company at their original issue price, will again be available for grant under other Options granted under this Plan.  At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options granted under this Plan.

5.   ADMINISTRATION.   This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the “Committee”) so as to exempt the grant and exercise of Options from the application of Section 16(b) of the Exchange Act pursuant to Rule 16b-3. As used in this Plan, references to the Committee shall mean either such Committee or the Board if no Committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

6.   ELIGIBILITY AND AWARD FORMULA.

6.1   Eligibility.   Options shall be granted only to directors of the Company who are not employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 18 below (each such person referred to as an “Optionee”).

6.2   Initial Grant.   Each Optionee who becomes a member of the Board for the first time on or after the Effective Date will automatically on such date be granted an Option for 40,000 Shares (the “Initial Grant”). No person who is a member of the Board immediately prior to the Effective Date will be granted an Option pursuant to this Section 6.2.  The reference in this Section 6.2 to 40,000 Shares shall be subject to adjustment from time to time in accordance with the provisions of Section 12 of this Plan.

6.3   Succeeding Grants.   A grant of an Option pursuant to the provisions of this Section 6.3 is referred to herein as a “Succeeding Grant”.

(a)           2005 Annual Meeting. Immediately after the annual meeting of the Company’s shareholders held in calendar year 2005 (the “2005 Annual Meeting”), each Optionee who was elected to the Board at the 2005 Annual Meeting and who was a member of the Board immediately prior to the 2005 Annual Meeting (a “Section 6.3(a) Optionee”) will automatically be granted an Option to purchase a number of Shares equal to 20,000 Shares multiplied by a fraction (i) whose numerator is the number of days between the date preceding the Effective Date on which such Section 6.3(a) Optionee was most recently granted a stock option under the Prior Plan and the 2005 Annual Meeting Date (as defined below) and (ii) whose denominator is three hundred sixty-five (365), and then rounding down the resulting number to the nearest whole number of Shares. The date on which the 2005 Annual Meeting is held is referred to herein as the “2005 Annual Meeting Date.”   The reference in this Section 6.3(a) to 20,000 Shares shall be subject to adjustment from time to time in accordance with the provisions of Section 12 of this Plan.

(b)          After 2005 Annual Meeting. On each anniversary of the 2005 Annual Meeting Date (each, an “Anniversary”), each Optionee who is then a member of the Board and who has previously received either (i) an Initial Grant pursuant to Section 6.2 of this Plan or (ii) a Succeeding Grant pursuant to Section 6.3(a) or Section 6.3(b) of this Plan, will automatically be granted an Option to purchase 20,000 Shares (or, if such Optionee has not been a member of the Board for the entire one (1) year period immediately prior to such Anniversary, a prorated option to purchase a number of Shares equal to 20,000 Shares multiplied by a fraction (i) whose numerator is the number of days between the date within the one (1) year period immediately preceding such Anniversary on which such Optionee became a member of the Board and such Anniversary and (ii) three hundred sixty-five (365), and then rounding down the resulting number to the nearest whole number of Shares.   The reference in this Section 6.3(b) to 20,000 Shares shall be subject to adjustment from time to time in accordance with the provisions of Section 12 of this Plan.

7.   TERMS AND CONDITIONS OF OPTIONS.   Subject to the following and to Section 6 above:

7.1   Form of Option Grant.   Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (“Grant”) in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

7.2   Vesting.   The date an Optionee receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Initial Grant or Succeeding Grant.

(a)           Initial Grants. Each Initial Grant will vest as to fifty percent (50%) of the Shares subject to such Initial Grant upon each of the first two successive anniversaries of the Start Date for such Initial Grant, so long as the Optionee continuously remains a director or a consultant of the Company.

(b)          Succeeding Grants. Each Succeeding Grant will vest as to fifty percent (50%) of the Shares subject to such Succeeding Grant on each of the first two successive anniversaries of the Start Date for such Succeeding Grant, so long as the Optionee continuously remains a director or a consultant of the Company.

7.3   Exercise Price.   The exercise price of an Option shall be the Fair Market Value (as defined in Section 18.4) of the Shares, at the time that the Option is granted.

7.4   Termination of Option.   Except as provided below in this Section, each Option shall expire ten (10) years after its Start Date (the “Expiration Date”). The Option shall cease to vest and unvested Options shall expire when the Optionee ceases to be a member of the Board or a consultant of the Company. The date on which the Optionee ceases to be a member of the Board or a consultant of the Company shall be referred to as the “Termination Date”. An Option may be exercised after the Termination Date only as set forth below:

(a)           Termination Generally. If an Optionee ceases to be a member of the Board or a consultant of the Company for any reason except death or disability, then each Option then held by such Optionee may, to the extent that it is vested on the Termination Date, be exercised by the Optionee within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

(b)          Death or Disability. If the Optionee ceases to be a member of the Board or a consultant of the Company because of the death of the Optionee or the disability of the Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), then each Option then held by such Optionee may, to the extent that it is vested and exercisable on the Termination Date, be exercised by the Optionee (or the Optionee’s legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

8.   EXERCISE OF OPTIONS.

8.1   Exercise Period.   Subject to the provisions of Section 8.5 of the Plan, Options shall be exercisable immediately (subject to repurchase pursuant to Section 10 of the Plan).

8.2   Notice.   Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Committee stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

8.3   Payment.   Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Optionee for services rendered; (d) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company’s stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

8.4   Withholding Taxes.   Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

8.5   Limitations on Exercise.   Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

(a)           An Option shall not be exercisable until such time as this Plan (or, in the case of Options granted pursuant to an amendment increasing the number of shares that may be issued pursuant to this Plan, such amendment) has been approved by the shareholders of the Company in accordance with Section 16 hereof.

(b)          An Option shall not be exercisable unless such exercise is in compliance with the Securities Act and all applicable state securities laws, as they are in effect on the date of exercise.

(c)           The Committee may specify a reasonable minimum number of Shares that may be purchased upon any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

9.   NONTRANSFERABILITY OF OPTIONS.   During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative, unless otherwise permitted by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

10.   RESTRICTIONS ON SHARES.   The Company shall reserve to itself and/or its assignee(s) in the Grant a right to repurchase all unvested Shares held by an Optionee if the Optionee ceases to be a member of the Board or a consultant of the Company. The Company shall exercise such repurchase right within ninety (90) days after the Optionee’s Termination Date for cash at the Optionee’s original exercise price.

11.   PRIVILEGES OF STOCK OWNERSHIP.   No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its shareholders.

12.   ADJUSTMENT OF OPTION SHARES.   In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan, the number of Shares subject to outstanding Options, the exercise price per share of such outstanding Options, the maximum number of Reserved Shares referenced in Section 4 of this Plan and the number of shares that are subject to an Option awarded as an Initial Grant or a Succeeding Grant under Section 6.2 or Section 6.3 of this Plan, shall each be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no fractional shares shall be issued upon exercise of any Option as a result of any such adjustment and any resulting fractions of a Share shall be rounded up to the nearest whole Share.

13.   NO OBLIGATION TO CONTINUE AS DIRECTOR.   Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in any capacity with the Company or any Parent or Subsidiary.

14.   COMPLIANCE WITH LAWS.   The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

15.   ASSUMPTION OR REPLACEMENT OF OPTIONS BY SUCCESSOR.   In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed or replaced by the successor corporation, which assumption will be binding on all Optionees), (c) a merger or consolidation in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger or consolidation (other than any shareholder which merges or consolidates (or which owns or controls another corporation which merges or consolidates) with the Company in such merger or consolidation) own less than 50% of the shares or other equity interests in the Company immediately after such merger or consolidation, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction, the vesting of all Options will accelerate and such Options will fully vest and become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction described herein, they shall terminate in accordance with the provisions of this Plan.

16.   AMENDMENT OR TERMINATION OF PLAN.   The Committee may at any time terminate or amend this Plan (but may not terminate or amend the terms of any outstanding option without the consent of the Optionee); provided, however, that the Committee shall not, without the approval of the shareholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 12 above) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

17.   TERM OF PLAN.   Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date this Plan is adopted by the Board.

18.   CERTAIN DEFINITIONS.   As used in this Plan, the following terms shall have the following meanings:

18.1   “Parent”   means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

18.2   “Subsidiary”   means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

18.3   “Affiliate”   means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

18.4   “Fair Market Value”   means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)           if such Common Stock is then quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, then its closing price on such market on the date of determination as reported in The Wall Street Journal;

(b)          if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or

(c)           if none of the foregoing is applicable, by the Committee in good faith.

EXHIBIT “D”

VERSANT CORPORATION
2005 EMPLOYEE STOCK PURCHASE PLAN

As Adopted June 1, 2005

1.   ESTABLISHMENT OF PLAN; NUMBER OF SHARES RESERVED.   Versant Corporation (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. The number of shares of the Company’s Common Stock reserved for issuance under this Plan (the “Reserved Shares”) shall be the number of authorized shares of the Company’s Common Stock reserved for issuance under the Versant Corporation 1996 Employee Stock Purchase Plan, as amended (the “Prior Plan”) that are not issued under the Prior Plan as of May 21, 2006 (the termination date of the Prior Plan); provided, that the number of Reserved Shares shall not exceed an aggregate of 447,433 Shares, as constituted at the opening of business on the Effective Date. The number of shares that are Reserved Shares shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2.   PURPOSE.   The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the “Board”) as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3.   ADMINISTRATION.   This Plan shall be administered by the Compensation Committee appointed by the Board (the “Committee”) or the Board. As used in this Plan, references to the “Committee” or the “Board” shall mean either the Compensation Committee or the Board. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4.   ELIGIBILITY.   Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a)          employees who are not employed by the Company or Subsidiaries fifteen (15) days before the beginning of such Offering Period;

(b)         employees who are customarily employed for less than twenty (20) hours per week;

(c)          employees who are customarily employed for less than five (5) months in a calendar year;

(d)         employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and

(e)          individuals who provide services to the Company or any of its Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5.   OFFERING DATES.   The offering periods of this Plan (each, an “Offering Period”) shall be of twelve (12) months duration commencing on June 1 and December 1 of each year and ending on the next May 31 and November 30, respectively, thereafter (with the first such Offering Period to commence on June 1, 2006 and end on May 31, 2007). Each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date” and June 1, 2006 is the “First Offering Date”. The last business day of each Purchase Period is referred to as the “Purchase Date”. The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

6.   PARTICIPATION IN THIS PLAN.   Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company’s Human Resource Department (the “HR Department”) not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the HR Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the HR Department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the previous Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

7.   GRANT OF OPTION ON ENROLLMENT.   Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Purchase Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Offering Period. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.

8.   PURCHASE PRICE.   The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a)          the fair market value on the Offering Date; or

(b)         the fair market value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:  (i) if such Common Stock is then quoted on the Nasdaq National Market, or the Nasdaq SmallCap Market, its closing price on such market on the date of determination as reported in The Wall Street Journal; (ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; or (iii) if none of the foregoing is applicable, by the Board in good faith.

9.   PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

(a)          The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments of not less than two percent (2%), nor greater than ten percent (10%) or such lower limit as may be set by the Committee from time to time; with such amounts being calculated in the aggregate by considering all Offering Periods in which a participant is participating. Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b)         A participant may lower or increase the rate of payroll deductions during an Offering Period by filing with the HR Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the HR Department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described herein. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the HR Department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Offering Period.

(c)          All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d)         On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan in compliance with Section 11 and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of

Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(e)          As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his option.

(f)            During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option unless and until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

10.   LIMITATIONS ON SHARES TO BE PURCHASED.

(a)          No employee shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

(b)         No more than two hundred percent (200%) of the number of shares determined by dividing eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date into ten percent (10%) of such participant’s compensation during such Purchase Period may be purchased by a participant on a given Purchase Date.

(c)          No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(a) or Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

(d)         If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected thereby.

(e)          Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11.   WITHDRAWAL.

(a)          Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the HR Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least five (5) business days prior to the end of an Offering Period.

(b)         Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

12.   TERMINATION OF EMPLOYMENT.   Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.   RETURN OF PAYROLL DEDUCTIONS.   In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14.   CAPITAL AND CORPORATE CHANGES.   Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split, reverse stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15.   NONASSIGNABILITY.   Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.   REPORTS.   Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.   NOTICE OF DISPOSITION.   Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.   NO RIGHTS TO CONTINUED EMPLOYMENT.   Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Parent Corporation or Subsidiary, or restrict the right of the Company or of any Parent Corporation or any Subsidiary to terminate such employee’s employment.

19.   EQUAL RIGHTS AND PRIVILEGES.   All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20.   NOTICES.   All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.   TERM; SHAREHOLDER APPROVAL.   After this Plan is adopted by the Board, this Plan will become effective on the date that is the First Offering Date (as defined in Section 5 above). This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such shareholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

22.   DESIGNATION OF BENEFICIARY.

(a)          A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b)         Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.   CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.   Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.   FINANCIAL STATEMENTS.   The Company will provide financial statements to each participant prior to such participant’s purchase of shares under this Plan, provided, however, the Company will not be required to provide such financial statements to participants whose services in connection with the Company assure them access to equivalent information.

25.   APPLICABLE LAW.   The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

26.   AMENDMENT OR TERMINATION OF THIS PLAN.   The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a)          increase the number of shares that may be issued under this Plan; or

(b)         change the designation of the employees (or class of employees) eligible for participation in this Plan.

PROXY

VERSANT CORPORATION
6539 Dumbarton Circle
Fremont, California 94555 USA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jochen Witte and Josef Rashty, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the capital stock of Versant Corporation (the “Company”) held of record by the undersigned on July 6, 2005 at the Annual Meeting of Shareholders of the Company to be held on Monday, August 22, 2005 and at any adjournment or postponement thereof (the “Meeting”).

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and at any adjournment or postponement thereof in the manner described herein. If no contrary indication is made on the Proxy, the Proxy will be voted FOR the Board of Directors nominees, FOR Proposals No. 2 through No. 6 and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

Continued and to be signed and dated on reverse side

Address Change/Comments

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE FOLLOWING PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors unanimously recommends that you vote FOR the election of the five nominees and FOR Proposals Nos. 2 through 6.	☐	MARK HERE FOR ADDRESS CHANGE OR COMMENTS.

1.	Election of Directors.		FOR	WITHHOLD
	Nominees:	(01) Uday Bellary, (02) William Henry Delevati, (03) Herbert May, (04) Jochen Witte and (05) Bernhard Woebker	All Nominees ☐	From All Nominees ☐

(Instructions: To withhold authority to vote for any nominee, write that nominee’s name in the space provided below).

2.

Approval of Amendment to the Articles of Incorporation to effect a reverse stock split and a reduction in the number of authorized shares of each class and series of the Company’s capital stock in proportion to the reverse stock split

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval of the 2005 Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Approval of the 2005 Directors Stock Option Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Approval of the 2005 Employee Stock Purchase Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	Ratification of selection of Grant Thornton LLP as independent registered Public Accountants	FOR ☐	AGAINST ☐	ABSTAIN ☐

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Printed Name:

Signature:	Date:	, 2005

FOLD AND DETACH HERE